UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MATTERSIGHT CORPORATION
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April 4, 2013

Dear Mattersight Stockholder:

On behalf of the board of directors and management of Mattersight Corporation, I cordially invite you to attend the 2013 Annual Meeting of Mattersight’s stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Central Time on Thursday, May 16, 2013, at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018.

The agenda for this year’s Annual Meeting includes a proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors, the proposed election of the eight nominees to serve on our board of directors (if the proposal to declassify the board of directors is approved and, alternatively, to elect our three Class II directors for a term of three years if the proposal to declassify the board of directors is not approved), the ratification of Mattersight’s independent public accountants for the 2013 fiscal year, and the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions. You may also obtain more information about Mattersight from documents we have filed with the Securities and Exchange Commission.

Our board of directors recommends that you vote “FOR” the election of the eight nominees to serve on our board of directors (if the proposal to declassify the board of directors is approved and, alternatively, to elect our three Class II directors for a term of three years if the proposal to declassify the board of directors is not approved), “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year, “FOR” the proposed amendment to Mattersight’s Certificate of Incorporation, and “FOR” the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors. The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the 2013 fiscal year and the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan must be approved by the affirmative vote of holders of a majority of shares of Mattersight stock outstanding and entitled to vote as of the record date and present in person or represented by proxy at the Annual Meeting. The proposed amendment to Mattersight’s Certificate of Incorporation to declassify the board of directors must be approved by the affirmative vote of holders of 80% of the shares of Mattersight stock outstanding and entitled to vote as of the record date.

On behalf of our board of directors, we thank you for your continued support of Mattersight. We encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet, or by signing, dating, and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

This Proxy Statement, dated April 4, 2013, is first being made available to stockholders on or about April 4, 2013. Once again, this year, we are pleased to be providing our stockholders with proxy materials over the Internet. By using this method of delivery, we are able to provide these important materials in an expedited manner while reducing our costs and the environmental impact of our Annual Meeting.

MATTERSIGHT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 16, 2013

The Annual Meeting of Mattersight Corporation, a Delaware corporation (referred to herein as the “Company,” “Mattersight,” “we,” “us,” or “our” as the context requires), will be held at 9:00 a.m. Central Time on Thursday, May 16, 2013, at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018, for the following purposes:

1.

If Proposal #3 is approved by our stockholders, to elect the eight nominees identified in this Proxy Statement to our Board of Directors to serve for a one-year term ending at the 2014 annual meeting of stockholders. If Proposal #3 is not approved, to elect the three nominees identified in this Proxy Statement as Class II directors to our Board of Directors, to serve for a three-year term ending at the 2016 annual meeting of stockholders.

2.	To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year.

3.	To approve an amendment to our Certificate of Incorporation, eliminating the classification of our Board of Directors.

4.	To re-approve the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Proxy Statement more fully describes the foregoing items of business.

Only holders of record of shares of Mattersight Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of Mattersight 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”; together with the Common Stock, “Mattersight Stock”), at the close of business on March 21, 2013 (the “Record Date”) may vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at Mattersight’s offices at 200 S. Wacker Drive, Suite 820, Chicago, Illinois, during normal business hours, for ten days prior to the Annual Meeting.

Once again this year, we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. On or about April 4, 2013, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders as of the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and Annual Report. The Notice of Internet Availability also contains instructions on how to request a paper copy of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting, even if you are unable to attend.

By Order of the Board of Directors,

/s/ Christine R. Carsen
Christine R. Carsen
Vice President, General Counsel and Corporate Secretary

Chicago, Illinois

April 4, 2013

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

This Proxy Statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the Annual Meeting to be held at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018 on Thursday, May 16, 2013, at 9:00 a.m. Central Time, or at any postponement or adjournment thereof. The proxy materials, together with a copy of Mattersight’s 2012 Annual Report, are first being made available to our stockholders beginning on or about April 4, 2013.

The purpose of the Annual Meeting is for our stockholders to consider and vote upon a proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors, the proposed election of the eight nominees to serve on our board of directors (if the proposal to declassify the board of directors is approved and, alternatively, to elect our three Class II directors for a term of three years if the proposal to declassify the board of directors is not approved), the ratification of Mattersight’s independent public accountants for the 2013 fiscal year, and the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan. The following is intended to address questions you might have regarding the Annual Meeting.

How may I receive proxy materials?

Once again, this year we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing our stockholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”) that contains instructions on how to access this Proxy Statement, the accompanying Notice of Annual Meeting, and our 2012 Annual Report online. If you received the Notice of Internet Availability, then you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how stockholders may, if desired, request a printed copy of our proxy materials.

How does our board of directors recommend that our stockholders vote?

After careful consideration, our board of directors recommends that you vote “FOR” the election of the eight nominees to serve on our board of directors (if the proposal to declassify the board of directors is approved and, alternatively, to elect our three Class II directors for a term of three years if the proposal to declassify the board of directors is not approved), “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year, “FOR” the proposed amendment to Mattersight’s Certificate of Incorporation, and “FOR” the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan.

Who is entitled to vote at the Annual Meeting?

Only holders of record of shares of Mattersight Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of Mattersight 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”; together with the Common Stock, “Mattersight Stock”), at the close of business on March 21, 2013 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, 18,772,314 shares of Mattersight Stock, comprising 17,123,157 shares of Common Stock and 1,649,157 shares of Series B Stock, were outstanding and entitled to be voted at the Annual Meeting. Each share of Mattersight Stock entitles the holder to one vote and both classes of Mattersight Stock will vote together as a single class on all matters presented for a vote at this meeting.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary to hold a valid Annual Meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the 18,772,314 shares of Mattersight Stock outstanding and entitled to vote generally in the election of directors on the Record Date are present, either in person or by proxy. Abstentions and broker-non-votes are counted for purposes of a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail.

What is the difference between routine vs. non-routine matters?

The election of directors, the proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors, and the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan are considered to be non-routine matters under applicable rules. Because a broker cannot vote without instructions on non-routine matters, there may be broker non-votes on each of these proposals. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year is considered to be a routine matter under applicable rules. A broker may generally vote on routine matters, and therefore, there should be no broker non-votes in connection with this proposal.

What vote is required to approve each of the proposals?

Our organizational documents do not provide for cumulative voting for directors. Therefore, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors. The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the 2013 fiscal year and the re-approval of the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan must be approved by the affirmative vote of holders of a majority of shares of Mattersight Stock outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting. The proposed amendment to Mattersight’s Certificate of Incorporation to declassify the board of directors must be approved by the affirmative vote of holders of 80% of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date.

How do I vote or change my vote?

You may vote in person at the Annual Meeting or by proxy through the Internet, by telephone, or by mail. Likewise, you may revoke your proxy at any time before the voting at the Annual Meeting following proper procedure.

Voting in Person—If you hold shares in your name as a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting or you may give us a signed proxy card before voting is closed. If you would like to attend the Annual Meeting, please bring proof of identification with you to the Annual Meeting. Even if you plan to attend the Annual Meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you later decide not to attend. If your shares are held in “street name,” which means your shares are held of record by a broker, bank, or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a proxy from the record holder of the shares (your broker, bank, or nominee) authorizing you to vote at the Annual Meeting. To do this, you should contact your broker, bank, or nominee.

Voting by Proxy—If you are a holder of record of Mattersight Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods:

•

Through the Internet: Go to the website www.proxyvote.com and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card, at any time before 11:59 p.m. Eastern Time on May 15, 2013. Instructions are also provided on the website.

•

By Telephone: Call 1-800-690-6903 on a touch-tone telephone from anywhere within the United States or Canada at any time before 11:59 p.m. Eastern Time on May 15, 2013, and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card. Instructions are also provided by recorded telephone message.

•	By Mail: You may also complete, sign, and mail your proxy card using the instructions provided on it.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number before your proxy will be accepted. This number is included either with the Notice of the Annual Meeting or, if applicable, on your proxy card. Once you have indicated how you want to vote in accordance with the instructions provided, you will receive a confirmation that your proxy has been successfully submitted.

Properly executed proxies that do not contain specific voting instructions will be voted “FOR” the election of the eight nominees for director (if the proposal to declassify the board of directors is approved and, alternatively, to elect our three Class II directors for a term of three years if the proposal to declassify the board of directors is not approved), “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year, “FOR” the proposed amendment to Mattersight’s Certificate of Incorporation, and “FOR” the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan.

Revocation of Proxy—Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Annual Meeting. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	voting again at a later date by telephone or through the Internet—your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;

•	submitting a new proxy that is properly signed with a later date;

•	sending a properly signed written notice of your revocation to Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

If your shares are held in street name through a broker, bank, or other nominee, then you must contact your broker, bank, or nominee to revoke your proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Mattersight Stock are held in “street name,” then you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted. Your broker or nominee is permitted to use discretion to vote your shares on routine matters if you fail to provide instructions. Your broker or nominee is not permitted to vote your shares on non-routine matters without your instructions. Shares that are not permitted to be voted by your broker are called “broker non-votes.”

The election of directors, the proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors, and the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan are considered to be non-routine matters under applicable rules. As a result, without your instruction, your broker will not be able to vote your shares on the election of directors, the proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors, or the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan, which will result in broker non-votes. Broker non-votes will not be counted and therefore will have no effect on the election of directors or the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan. However, because the proposed amendment to Mattersight’s Certificate of Incorporation requires an affirmative vote of holders of at least 80% of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date, a broker non-vote will have the same effect as voting “AGAINST” the amendment. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2013 fiscal year is considered to be a routine matter under applicable rules. Because brokers may generally vote on routine matters, there should be no broker non-votes in connection with this proposal.

How are proxies solicited?

This proxy solicitation is being made and paid for by Mattersight on behalf of its board of directors. Our directors, officers, and employees may solicit proxies by personal interview, mail, email, telephone, facsimile, or other means of communication. These directors, officers, and employees will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Mattersight Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for doing this.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you might receive more than one proxy card. Please complete, sign, date, and return all of the proxy cards you receive regarding the Annual Meeting to ensure that all of your shares are voted.

How are proxies counted?

On all matters, each share has one vote. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors. Neither abstentions nor broker non-votes will be treated as votes in the election of directors and therefore will have no effect on this proposal.

The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the 2013 fiscal year must be approved by the affirmative vote of holders of a majority of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting. An abstention will have the same effect as voting “AGAINST” the ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants. Because this is considered to be a routine matter under applicable rules, there should be no broker non-votes in connection with this proposal.

The proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors must be approved by the affirmative vote of holders of at least 80% of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date. Broker non-votes and any abstention on this proposal will have the same effect as voting “AGAINST” the proposed amendment to Mattersight’s Certificate of Incorporation to eliminate the classification of our board of directors.

The re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan must each be approved by the affirmative vote of holders of a majority of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting. An abstention on this proposal will have the same effect as voting “AGAINST” the re-approval of the material terms of performance-based awards under our 1999 Stock Incentive Plan. Broker non-votes will have no effect on this proposal.

When may a meeting be adjourned?

When any meeting is convened, the presiding officer, if directed by our board of directors, may adjourn or postpone the meeting if (i) no quorum is present for the transaction of business or (ii) our board of directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our board of directors determines has not been made sufficiently or timely available to stockholders or otherwise to effectively exercise their voting rights. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies in order to achieve a quorum will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Who may I contact regarding additional questions?

If you have more questions about any of the proposals on the Annual Meeting agenda, need assistance in submitting your proxy or voting your shares, or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606 or call 877-235-6925.

PROPOSAL #1: ELECTION OF DIRECTORS

Our board of directors currently consists of three classes of directors, each of which is elected for a staggered three-year term, as follows:

Class I Term Expires at 2015 Annual Meeting	Class II Term Expires at this Annual Meeting	Class III Term Expires at 2014 Annual Meeting
Tench Coxe	Philip R. Dur	Kelly D. Conway

John T. Kohler	Henry J. Feinberg	David B. Mullen

	John C. Staley	Michael J. Murray

As described below under “Proposal #3 — Approval of Amendment to Certificate of Incorporation,” our board of directors is recommending that stockholders approve the declassification of our board of directors so that all directors will be elected annually. This Proposal #1 concerns the election of directors under two alternative scenarios:

1.

If stockholders approve Proposal #3, then the amendment to our Certificate of Incorporation will eliminate our classified board structure. Contingent upon the approval of such amendment, each of the two incumbent Class I directors and three incumbent Class III directors whose terms do not expire at the Annual Meeting shall resign from his current term and shall stand for election to serve a new one-year term. Accordingly, if stockholders approve Proposal #3, then the following eight individuals recommended by our board of directors are standing for election to serve a one-year term extending until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed: Kelly D. Conway; Tench Coxe; Philip R. Dur; Henry J. Feinberg; John T. Kohler; David B. Mullen; Michael J. Murray; and John C. Staley.

2.

If stockholders do not approve Proposal #3, then the election of our three Class II director nominees will proceed under our Certificate of Incorporation as currently in effect and our Class I and Class III directors will continue to serve the remainder of their current three-year terms. Accordingly, if stockholders do not approve Proposal #3, then the following three individuals recommended by our board of directors are standing for election as Class II directors to serve a three-year term extending until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed: Philip R. Dur; Henry J. Feinberg; and John C. Staley.

As described below under the caption “Selection of Director Nominees,” for the reasons described below, our board of directors has nominated each of the director nominees to stand for election at the Annual Meeting, based on the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”). If for any reason a nominee becomes unable or is unwilling to serve at the time of the meeting, then the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee selected by the Nominating and Corporate Governance Committee and approved by the board of directors. It is not anticipated that any of the nominees will be unavailable for election.

Vote Required for the Election of Directors

The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the most affirmative votes of shares outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting will be elected to serve as directors.

Director Qualifications

Our board of directors consists of eight directors, each of whom is well-qualified to serve on our board of directors and represent our stockholders’ best interests. As described below under the caption “Selection of Director Nominees,” the Nominating and Corporate Governance Committee selects nominees with a view to establishing a board of directors that is comprised of members who:

•	have the highest professional and personal ethics, consistent with our values and standards;

•	are committed to enhancing stockholder value;

•	have sufficient time to carry out their duties;

•	provide insight and practical wisdom based on experience; and

•	are capable of representing the interests of all stockholders.

We believe that each of the director nominees brings these qualifications to our board of directors. Moreover, they provide a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that contribute to an effective board of directors, as well as public board experience, and knowledge of the technology industry and our business.

The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the board of directors, in addition to the general qualifications described above and the information included in the biographical summaries provided below:

Kelly D. Conway (Director since May 1999)	Mr. Conway, 56, is the President and Chief Executive Officer of Mattersight, a position he has held since its incorporation in May 1999 as a subsidiary of Technology Solutions Company (TSC). Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995, and became Group President in October 1998. Mattersight spun off from TSC in February 2000. With nearly 14 years’ service as the Chief Executive Officer of the Company, he has extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, financial position, and management team.

Tench Coxe (Director and Chairman of the Board since February 2000)	Mr. Coxe, 55, is a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, and has held that position since 1987. He has over 25 years’ experience in the venture capital business and extensive experience on public company boards. With 13 years’ service as the Chairman of the Board, he has extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, and financial position. Mr. Coxe currently serves as a director of NVIDIA Corporation (NASDAQ: NDVA) and various private companies.

Philip R. Dur (Director since December 2011)	Mr. Dur, 40, is a Managing Director of Investor Growth Capital (IGC). He has been involved in venture capital and private equity since 1995 and joined IGC’s technology investment team in 2004. Prior to joining IGC, Mr. Dur spent four and a half years with Morgan Stanley Venture Partners and two years with Morgan Stanley Capital Partners. He has significant experience working with growth-oriented software companies as an investor and has served as a director or observer to over a dozen software businesses. He currently serves as a director of a number of private companies.

Henry J. Feinberg (Director since May 2007)	Mr. Feinberg, 61, is Executive Chairman of Yield Management Systems located in Chicago, Illinois. Previously, he was a Partner at Technology Crossover Ventures, a Venture Capital firm located in Palo Alto, California. Mr. Feinberg has experience as Executive Chairman, Chief Executive Officer, and in a number of other senior management positions, at various private and public corporations, as well as being a Partner at a technology-oriented Venture Capital firm. He currently serves as a director of three privately-held companies.

John T. Kohler (Director since May 1999)	Mr. Kohler, 66, is the former President and Chief Executive Officer of TSC. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993, and became President and Chief Operating Officer in 1994. Mr. Kohler has significant past experience on public company boards, including audit and compensation committees, and deep knowledge of our operations. He has been a General Partner of American Home Technology since 2000.

David B. Mullen (Director since March 2009)	Mr. Mullen, 62, is the former Executive Vice President and Chief Financial Officer of Navteq Corporation, having held that position from December 2002 to January 2010. Navteq was acquired by Nokia Corporation (NYSE: NOK) in July 2008 and is now a wholly-owned subsidiary thereof. Including his service with Navteq, he has over twenty-five years of experience as an executive for technology companies. Mr. Mullen has significant past experience on public company boards, particularly on audit committees, and has strong financial acumen. Mr. Mullen currently acts as an independent consultant and serves as a director of Avid Technology, Inc. (NASDAQ: AVID).

Michael J. Murray (Director since June 1999)	Mr. Murray, 68, retired in July 2000 as President of Global Corporate and Investment Banking at Bank of America Corporation (NYSE: BAC), a position he had held since 1998. Mr. Murray has over 30 years’ experience in banking, including heading Bank of America’s Global Wholesale Bank, with responsibility for its business with large corporate, international, and government clients around the world. He has extensive experience on public company boards and deep knowledge of Mattersight. He currently serves as a director of Con-Way Inc. (NYSE: CNW), a publicly-traded transportation company, and serves on Con-Way’s Compensation and Nominating Committees. He also serves on the Advisory Boards of a venture capital firm and a private equity firm.

John C. Staley (Director since August 2002)	Mr. Staley, 71, is the former Managing Partner - Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 to his retirement in June 2001. He has extensive experience on public company boards, particularly on audit committees, as well as strong financial acumen and deep knowledge of Mattersight. Mr. Staley is presently the chairman of the board of directors of Hospira, Inc. (NYSE: HSP). In the past five years, Mr. Staley also served on the board of Nicor Inc. (NYSE: GAS).

Recommendation of Our Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

BOARD LEADERSHIP AND CORPORATE GOVERNANCE

The business and affairs of Mattersight are managed under the direction of our board of directors. Our board of directors has responsibility for establishing broad corporate policies relating to the overall performance of Mattersight, rather than managing day-to-day operating details. Members of our board of directors stay informed of our business and operations by participating in quarterly board and committee meetings and through discussions with the Chief Executive Officer and other members of the executive management team.

Corporate Governance

Having been elected by our stockholders, it is the responsibility of our board of directors to govern the Company’s business and affairs. Our board of directors approves the executive management team, acts as an advisor to executive management, and monitors the performance of executive management and the Company. Our board of directors reviews the Company’s corporate strategy, financial objectives, and operating plans, and is responsible for overseeing risk management and internal compliance.

Board Independence

The listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) require that each board of directors has a majority of independent directors. Therefore, with respect to each director, our board of directors has made a determination as to whether or not the director qualifies as independent. Under our independence determination procedure, no director may qualify as independent unless our board of directors affirmatively determines that (i) the director meets NASDAQ’s independence standards, and (ii) based on a review of all of the facts and circumstances of each non-management director’s relationship with Mattersight, there is no business, commercial, or personal relationship that would impact the performance by the director of his board duties.

Our board of directors has determined that seven of the Company’s eight directors—Messrs. Coxe, Dur, Feinberg, Kohler, Mullen, Murray, and Staley—are independent, constituting a majority of the board as required by NASDAQ rules. Mr. Conway is not independent because he is Mattersight’s President and Chief Executive Officer.

Board Leadership Structure

Our board of directors is led by an independent Chairman, Mr. Coxe. Our Chief Executive Officer, Mr. Conway, is the only member of our board of directors who is not an independent director. Mattersight believes that this is the most appropriate structure for the Company in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board provides guidance to the Chief Executive Officer. Furthermore, this structure enhances the accountability of the Chief Executive Officer to our board of directors and strengthens our board’s independence from management. We have had this leadership structure since our inception.

Board Oversight of Risk

Our executive management team is responsible for day-to-day risk management activities for the Company. Our board of directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the board of directors. The Audit Committee of our board of directors (the “Audit Committee”) is responsible for discussing with executive management policies with respect to financial risk and enterprise risk management. The Audit Committee also oversees the Company’s corporate compliance programs, including Section 404 compliance. The Compensation Committee of our board of directors (the “Compensation Committee”) considers risks in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee reviews, at least annually, and monitors compliance with, our Corporate Governance Guidelines, Code of Ethical Business Conduct, and other corporate governance policies. In addition to each committee’s risk management oversight, our board of directors and its committees regularly engage in discussions of the most significant risks that the Company is facing and how these risks are being managed.

The Company’s General Counsel and Corporate Secretary reports directly to the Chief Executive Officer, thereby providing the Chief Executive Officer with additional visibility to the Company’s risk profile. Our board of directors believes that the respective risk oversight functions served by the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, together with the efforts of the full board and the Chief Executive Officer in this regard, enable our board of directors to effectively oversee Mattersight’s risk management activities.

Board Meetings and Attendance

Our board of directors held four regularly-scheduled meetings and no special meetings during the fiscal year ended December 31, 2012. Each of the incumbent directors attended 100% of the meetings of the board and of the board committees on which he served with the exception of Messrs. Mullen and Staley, who each attended 91%. Our board of directors met in executive session four times in 2012. Mattersight does not have a formal policy regarding board members’ attendance at its annual stockholders’ meetings, although attendance is encouraged. The 2012 Annual Meeting was attended by Messrs. Conway and Murray.

Selection of Director Nominees

Responsibility. The nominees for director for this year’s Annual Meeting were nominated by the board of directors based on the recommendation of the Nominating and Corporate Governance Committee, under the terms of its charter. Specifically, under its charter, the Nominating and Corporate Governance Committee is responsible for: (i) reviewing the suitability and qualifications of, approving, and recommending to the board of directors those persons to be nominated for election to the board at each annual meeting of stockholders; (ii) identifying, approving, and recommending to the board of directors potential director candidates in the event of a vacancy on the board of directors or an increase in the size of the board of directors; and (iii) reviewing and making recommendations, at least annually, to the board of directors regarding the appropriate size, performance, composition, duties, and responsibilities of the board of directors and the other committees of the board.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on our board of directors as described below under the caption “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualification for board membership. In addition, they must be submitted within the timeframe and to the address specified under the caption “Submission of Stockholder Proposals for 2014” on page 48.

Identifying and Evaluating Nominees for Directors. In discharging its responsibilities to identify and nominate candidates for election to our board of directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the board nor does it operate under a formal diversity policy. However, the Nominating and Corporate Governance Committee seeks to identify, evaluate, and approve candidates with a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that may be expected to contribute to an effective board. The Nominating and Corporate Governance Committee endeavors to ensure that our board of directors is comprised of individuals who have experience relevant to the needs of Mattersight and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties. Each director must represent the interests of all stockholders.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms (which may receive a fee), stockholders, or other persons. Such candidates are evaluated at regular or special meetings of our board of directors, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted stockholder nominations for candidates for the board on the same basis as director-nominated candidates.

Board Committee Structure and Responsibilities

Our board of directors has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting) subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of NASDAQ. In connection with its duties, the Audit Committee regularly meets privately with our independent public accountants. The Audit Committee has adopted a policy for the receipt, retention, and treatment of complaints or concerns regarding accounting-related matters. See “Communications with the Board” on page 15. The Audit Committee operates under a written charter, the current version of which was adopted by our board of directors in November 2010. The Audit Committee reviews and reassesses the adequacy of its charter annually. The Audit Committee charter is available on our website, at www.Mattersight.com. A copy of the Audit Committee charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

The Audit Committee, which met seven times during fiscal year 2012, currently has four members: Mr. Staley, who serves as Chairman, and Messrs. Murray, Mullen, and Kohler. Our board of directors has determined that each of Messrs. Kohler, Mullen, and Staley qualifies as an “audit committee financial expert”, as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, and that Mr. Murray meets the financial literacy requirements of NASDAQ. All members of the Audit Committee meet NASDAQ’s independence standards.

The “Report of the Audit Committee” appears later in this Proxy Statement on page 41.

Compensation Committee. The Compensation Committee, which met seven times during fiscal year 2012, currently has three members: Mr. Kohler, who serves as Chairman, and Messrs. Coxe and Feinberg. The Compensation Committee administers the Mattersight Corporation 1999 Stock Incentive Plan, as amended and restated as of May 15, 2008 (the “1999 Plan”), reviews and acts with respect to stock incentive and other employee benefit plans, approves or makes recommendations to our board of directors with respect to the salary and annual incentive compensation of, and equity awards for, our executive officers, and assesses the risk associated with our material incentive compensation programs. In administering the 1999 Plan, the Compensation Committee may delegate certain of its duties to one or more of our officers as permitted by law and to the extent otherwise consistent with the terms of the 1999 Plan. The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the Company’s performance against its established goals and the performance of the applicable executive, based on recommendations of our Chief Executive Officer (except with respect to his own compensation). The Compensation Committee operates under a written charter, which was adopted by our board of directors in February 2011. The Compensation Committee reviews and reassesses the adequacy of its charter annually. The Compensation Committee charter is available on our website, at www.Mattersight.com. A copy of the Compensation Committee charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

The “Report of the Compensation Committee” appears later in this Proxy Statement on page 23.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met three times in 2012, currently has three members: Mr. Murray, who serves as Chairman, and Messrs. Coxe and Dur. The Nominating and Corporate Governance Committee is directly responsible for considering, reporting, and making recommendations to our board of directors on matters relating to the selection and qualification of directors and candidates nominated to serve as directors, as well as other matters relating to the duties of the board of directors, the operation of the board of directors, and corporate governance. The Nominating and Corporate Governance Committee operates under a written charter, which was adopted by our board of directors in February 2012. The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter annually. The Nominating and Corporate Governance Committee charter is available on our website, at www.Mattersight.com. A copy of the Nominating and Corporate Governance Committee charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

Communications with the Board

Stockholders wishing to communicate with our board of directors, any individual director, the Non-Employee Directors, or the Audit Committee may do so by writing to Mattersight’s Corporate Secretary at 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606. The Corporate Secretary will forward any communications as directed by the stockholder. Mattersight maintains a separate, internal system for the receipt of confidential communications from employees.

Code of Ethics

Mattersight has adopted a Code of Ethical Business Conduct, which sets the standard for ethics and compliance for all of its employees, officers, and directors. The Code of Ethical Business Conduct was amended in May 2012. The Code of Ethical Business Conduct is available on Mattersight’s website, at www.Mattersight.com. We posted the May 2012 amendment, and will post any future amendments, to the Code of Ethical Business Conduct, or any waivers of its requirements, to that website. A copy of the Code of Ethical Business Conduct may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

Transactions with Related Persons

Mattersight’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith, and based on merit alone. All Mattersight employees and directors are expected to observe high ethical standards in the performance of their duties and to observe all laws and regulations governing their business transactions and practices. If a situation arises that would constitute a related-party transaction as defined in applicable rules promulgated by the SEC, then the independent directors will review the propriety of, and approve or disapprove, such transaction.

In fiscal year 2012, Mattersight did not enter into any related-party transactions, as defined in the applicable rules promulgated by the SEC, other than the cash and equity compensation arrangements of our directors and executive officers discussed herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Mattersight’s directors and executive officers, as well as any persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish Mattersight with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to Mattersight and on written representations from certain reporting persons that no other reports were required, Mattersight believes that all required Section 16(a) reports filed during or for fiscal year 2012 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that one Form 3 filed by a ten percent beneficial owner, Investor Growth Capital, LLC (“Investor Growth”), was deemed to have been late. On December 27, 2011, Investor AB, an affiliate of Investor Growth, filed a timely Form 3. However, Investor Growth subsequently determined that it, rather than Investor AB, was the ten percent beneficial owner of our Common Stock. Following this determination, Investor Growth filed a Form 3 on May 10, 2012 to reflect Investor Growth as the ten percent beneficial owner.

DIRECTOR COMPENSATION

Meeting Attendance Fees

As approved by the Compensation Committee, during Mattersight’s fiscal year ended December 31, 2012, each Non-Employee Director received the following compensation for their attendance at meetings of the board of directors and the committees of which the Non-Employee Director is a member:

•	$750 for each meeting of the board of directors;

•	$1,000 for each Audit Committee meeting;

•

$250 for each Compensation Committee meeting held in tandem with a meeting of the board of directors and $500 for each Compensation Committee meeting held apart from a meeting of the board of directors; and

•

$250 for each Nominating and Corporate Governance Committee meeting held in tandem with a meeting of the board of directors and $500 for each Nominating and Corporate Governance Committee meeting held apart from a meeting of the board of directors.

Having made no adjustments to the compensation paid to Non-Employee Directors for meeting attendance since February 2009, the Compensation Committee undertook a review of the meeting fees and recommended to the board that the meeting fees for each Non-Employee Director be modified from a per meeting fee to a fixed annual fee, the amount of which will be calculated for each director based on the following assumptions:

•	$1,500 per board meeting (assuming four per year) plus an additional $500 per meeting for the Chairman of Board;

•	$2,000 per Audit Committee meeting (assuming eight per year) plus an additional $500 per meeting for the Audit Committee chairman;

•	$2,000 per Compensation Committee meeting (assuming four per year) plus an additional $500 per meeting for the Compensation Committee chairman; and

•	$2,000 per Nominating and Corporate Governance Committee meeting (assuming three per year) plus an additional $500 per meeting for the Nominating and Corporate Governance Committee chairman.

As recommended by the Compensation Committee, by unanimous written consent dated November 9, 2012, the board of directors approved these modifications effective as of January 1, 2013.

The Company also reimburses directors for their travel-related expenses incurred in attending meetings of the board of directors and its committees; however, Mattersight has adopted the practice of holding meetings of the board of directors and its committees by video conference, thereby minimizing reimbursements for these expenses.

Initial Grant and Annual Grants

In addition to meeting fees, Non-Employee Directors are eligible to receive automatic grants of stock options under the 1999 Plan, which provides for each Non-Employee Director to receive: (i) an option to purchase 50,000 shares of Common Stock upon commencement of service as a director (an “Initial Grant”); and (ii) an option to purchase 5,000 shares of Common Stock on the day after each annual meeting of stockholders during which such service continues (an “Annual Grant”). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date and a maximum term of ten years. Each Initial Grant vests ratably over a period of 48 months from the end of the month following the grant date. Each Annual Grant vests over a period of 48 months, commencing with a vesting of 25% on May 31st of the year following the grant date and 6.25% on each quarterly vesting date thereafter.

Having made no adjustments to the Initial Grant or the Annual Grant since February 2009, the Compensation Committee undertook a review of the Initial Grant and the Annual Grant and recommended to the board that the Initial Grant remain unchanged and that the Annual Grant be increased from an option to purchase 5,000 shares of Common Stock to an option to purchase 10,000 shares of Common Stock. As recommended by the Compensation Committee, by unanimous written consent dated November 9, 2012, the board of directors approved this modification effective as of January 1, 2013, as well as approving the requisite amendment to the 1999 Plan, which amendment also permits the board to make future adjustments to the size of the Annual Grant by resolution rather than by further amending the 1999 Plan.

In addition to the Initial Grant and the Annual Grant, at its February 2009 meeting, as ratified by unanimous written consent, the board of directors agreed to grant each of the then-current Non-Employee Directors an option to purchase 50,000 shares of Common Stock under the 1999 Plan. These stock options, which are fully vested, have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date, which was February 18, 2009, and a maximum term of ten years.

2012 Director Compensation

The following table summarizes the meeting fees earned by and options awarded to our Non-Employee Directors during 2012 for their service as members of our board of directors.

Name	Fees Earned	Option Awards (1)	Total
Tench Coxe	$7,500	$22,933	$30,433
Philip R. Dur	$4,500	$9,366	$13,866
Henry J. Feinberg	$6,000	$22,933	$28,933
John T. Kohler	$13,000	$22,933	$35,933
Michael J. Murray	$11,500	$22,933	$34,433
David B. Mullen	$9,000	$22,933	$31,933
John C. Staley	$9,000	$22,933	$31,933

(1)

Reflects the grant date fair value of the options granted during 2012, which was computed in accordance with FASB Accounting Standards Codification (“ASC”) 718. The assumptions used with respect to the valuation of option grants are set forth in our Form 10-K for the fiscal year ended December 31, 2012 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Thirteen – Stock-Based Compensation”.

The aggregate number of stock options outstanding for each Non-Employee Director as of December 31, 2012 is:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	74,175	10,625
Philip R. Dur	12,500	39,542
Henry J. Feinberg	114,375	10,625
John T. Kohler	74,175	10,625
Michael J. Murray	83,877	10,625
David B. Mullen	52,750	13,250
John C. Staley	73,873	10,625

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the most recent information reflected in Mattersight’s records regarding beneficial ownership of the Company’s Common Stock and Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Exchange Act) as of March 1, 2013, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of Series B Stock or Common Stock; (ii) each of the 2012 Named Executive Officers of Mattersight; (iii) each of the directors of Mattersight; and (iv) all current executive officers and directors of Mattersight as a group. Series B Stock generally votes with Common Stock as a single class. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned. The applicable percentage of beneficial ownership is based on 1,649,157 shares of Series B Stock outstanding as of March 1, 2013 and 17,022,157 shares of Common Stock outstanding as of March 1, 2013. Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois, 60606.

	Common Stock			Series B Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(1)(2)	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of Total Voting Power(1)(3)
Tench Coxe and various entities affiliated with Sutter Hill Ventures	4,987,538	(1)(4)	27.2%	1,304,098	(5)	79.1%	26.7%
c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304
Investor Growth Capital, LLC	2,364,209	(6)	13.9%	—		—	12.7%
One Rockefeller Plaza, Suite 2801 New York, New York 10020
Kelly D. Conway	1,333,598	(1)	7.8%	3,862		*	7.1%
John A. Murphy and various entities affiliated with Alydar Partners, LLC	1,093,089	(7)	6.4%	—		—	5.9%
222 Berkeley Street, 17th Floor Boston, MA 02116
Peter Schleider
RKB Capital LP 11761 Welters Way Eden Prairie, MN 55347	937,995	(8)	5.6%	—		—	5.0%
Peninsula Capital Management, LP, Peninsula Master Fund, Ltd., and Scott Bedford	878,165	(9)	5.2%	—		—	4.7%
235 Pine Street, Suite 1600 San Francisco, CA 94104
Christopher J. Danson	398,645	(1)(10)	2.3%	2,356		*	2.1%
Michael J. Murray	379,908	(1)	2.2%	23,243		1.4%	2.0%
Karen Bolton	199,732	(1)	1.2%	—		—	1.1%
David R. Gustafson	145,629	(1)	*	—		—	*
John C. Staley	138,432	(1)	*	—		—	*
Henry J. Feinberg	117,241	(1)	*	—		—	*
John T. Kohler	110,954	(1)	*	—		—	*
William B. Noon	66,440	(1)	*	234		*	*
David B. Mullen	64,564	(1)	*	—		—	*
Tyson J. Marian(11)	46,875	(1)	*	—		—	*
Mark Iserloth(12)	46,662	(1)	*	—		—	*
Philip R. Dur	16,667	(1)	*	—		—	*
All current directors and executive officers as a group (14 individuals)	9,165,583		51.0%	962,464		58.4%	49.1%

*	Less than 1%

(1)

Includes shares of Common Stock that may be acquired on or within 60 days after March 1, 2013 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 75,114 shares; Mr. Dur, 16,667 shares; Mr. Kohler, 75,114 shares; Mr. Feinberg, 115,314 shares; Mr. Mullen, 56,564 shares; Mr. Murray, 84,816 shares; Mr. Staley, 74,812 shares; Mr. Conway, 315,625 shares; Mr. Danson, 110,937 shares; Ms. Bolton 76,875 shares; Mr. Gustafson, 7,812 shares; Mr. Noon, 16,250 shares; Mr. Iserloth, 0 shares; and all current directors and executive officers of Mattersight as a group, 1,041,325 shares. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2)

Includes shares of Common Stock that may be acquired within 60 days after March 1, 2013 through exercise of the conversion feature associated with the shares of Series B Stock held by such person or group, in the amounts reflected for such person or group in the preceding table under the heading “Series B Stock”. With respect to each of these individuals and such group, the individual’s or such group’s respective shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(3)

Represents the aggregate number of shares of Common Stock and Series B Stock held by each of these persons and such group as a percentage of the aggregate number of issued and outstanding shares of Common Stock and Series B Stock, respectively.

(4)

Mr. Coxe is a managing director of the general partner of each of Sutter Hill Ventures, A California Limited Partnership, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 2,218,043 shares, 5,853 shares, and 14,847 shares, respectively, of Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of Common Stock held of record by such partnerships. In addition, this amount also includes 56,094 shares and 75,114 options to purchase Common Stock held by Mr. Coxe (Mr. Coxe shares pecuniary interest in these shares with other individuals pursuant to a contractual relationship); 175,593 shares held in The Coxe Revocable Trust, of which Mr. Coxe is a trustee; 26,947 shares held by a retirement trust for the benefit of Mr. Coxe; and 237,033 shares held by Rooster Partners, LP of which Mr. Coxe is a trustee of a trust which is the general partner. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest therein. Includes 23,005 shares held in The Anderson Living Trust of which David L. Anderson is the trustee, 72,453 shares held by Acrux Partners, LP of which Mr. Anderson is the trustee of a trust which is the general partner, 41,389 shares held by Anvest, L.P. of which Mr. Anderson is the trustee of a trust which is the general partner, 1,597 shares held by Starfish Holdings, LP of which Mr. Anderson is the trustee of a trust which is the General Partner and 13,100 shares held by a retirement trust for the benefit of Mr. Anderson. Mr. Anderson disclaims beneficial ownership of the living trust’s and the limited partnerships’ shares except to the extent of his pecuniary interest therein. Includes 85,132 shares held in The Baker Revocable Trust of which G. Leonard Baker, Jr. is a trustee and 85,838 shares held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the General Partner and 7,981 shares held in a Roth IRA account for the benefit of Mr. Baker. Mr. Baker disclaims beneficial ownership of the trust’s and the limited partnership’s shares, except to the extent of his pecuniary interest therein. Includes 77,304 shares held in The William H. Younger, Jr. Revocable Trust of which William H. Younger is the trustee, 19,759 shares held by a retirement trust for the benefit of Mr. Younger, and 110,205 shares held by Yovest, L.P. of which Mr. Younger is the trustee of a trust which is the general partner. Mr. Younger disclaims beneficial ownership of the revocable trust’s and the limited partnership’s shares, except to the extent of his pecuniary interest therein. Includes 1,671 shares owned by James C. Gaither individually, 37,474 shares held in The Gaither Revocable Trust of which Mr. Gaither is the trustee, and 2,533 shares held by Tallack Partners, L.P. of which Mr. Gaither is the trustee of a trust which is the general partner. Mr. Gaither disclaims beneficial ownership of the trust’s and the limited partnership’s shares except to the extent of his pecuniary interest therein. Includes 115,628 shares held in The White Revocable Trust of which James N. White is a trustee and 10,188 shares held by a retirement trust and 6,000 shares held in a Roth IRA account for the benefit of Mr. White. Mr. White disclaims beneficial ownership of the family trust’s shares except to the extent of his pecuniary interest therein. Includes 12,327 shares held in the Jeffrey W. and Christina R. Bird Trust of which Jeffrey W. Bird is a trustee and 92,368 shares held by NestEgg Holdings, LP of which Mr. Bird is a trustee of a trust which is the general partner. Mr. Bird disclaims beneficial ownership of the trust’s and the partnership’s shares except to the extent of his pecuniary interest therein. Includes 24,399 shares held in The David and Robin Sweet Living Trust of which David E. Sweet is a trustee and 9,158 shares held by a retirement trust for the benefit of Mr. Sweet. Mr. Sweet disclaims beneficial ownership of the living trust’s shares except to the extent of his pecuniary interest therein. Includes 16,402 shares held in the Sheehan 2003 Trust of which Andrew T. Sheehan is a trustee. Mr. Sheehan disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 8,005 shares held in the Speiser Trust Agreement of which Michael L. Speiser is a trustee. Mr. Speiser disclaims beneficial ownership of the trust agreement’s shares except as to his pecuniary interest therein.

(5)

Sutter Hill Ventures, A California Limited Partnership, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P. hold of record 735,514 shares, 8,854 shares, and 22,418 shares, respectively, of Series B Stock. Mr. Coxe is a managing director of the general partner of each of these entities. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of Series B Stock held of record by such partnerships. Also includes 165,983 shares held in The Coxe Revocable Trust of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest therein. Includes 5,150 shares held in The Anderson Living Trust of which David L. Anderson is the trustee, 42,309 held by Acrux Partners, LP of which Mr. Anderson is the trustee of a trust which is the general partner, 28,020 shares held by Anvest, L.P. of which Mr. Anderson is the trustee of a trust which is the general partner, and 4,559 shares held by a retirement trust for the benefit of Mr. Anderson. Mr. Anderson disclaims beneficial ownership of the living trust’s and the limited partnerships’ shares except to the extent of his pecuniary interest therein. Includes 24,109 shares held in The Baker Revocable Trust of which G. Leonard Baker, Jr. is a trustee and 59,103 shares are held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the general partner. Mr. Baker disclaims beneficial ownership of the trust’s and the limited partnership’s shares, except to the extent of his pecuniary interest therein. Includes 88,267 shares held in The William H. Younger, Jr. Revocable Trust of which William H. Younger is the trustee. Mr. Younger disclaims beneficial ownership of the revocable trust’s shares except to the extent of his pecuniary interest therein. Includes 10,092 shares owned by James C. Gaither individually and 7,663 shares held in The Gaither Revocable Trust of which Mr. Gaither is the trustee. Mr. Gaither disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 48,979 shares held in The White Family Revocable Trust of which James N. White is a trustee. Mr. White disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 31,847 shares held in the Jeffrey W. and Christina R. Bird Trust of which Jeffrey W. Bird is a trustee. Mr. Bird disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 16,660 shares held in The David and Robin Sweet Living Trust of which David E. Sweet is a trustee. Mr. Sweet disclaims beneficial ownership of the living trust’s shares except to the extent of his pecuniary interest therein. Includes 2,717 shares held in the Sheehan 2003 Trust of which Andrew T. Sheehan is a trustee. Mr. Sheehan disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 1,854 shares held in the Speiser Trust Agreement of which Michael L. Speiser is a trustee. Mr Speiser disclaims beneficial ownership of the trust agreement’s shares except as to his pecuniary interest therein.

(6)

This information has been derived from a Schedule 13D filed with the SEC on May 10, 2012 with respect to Common Stock beneficially owned as of such date. Based on the information contained therein, Investor Growth Capital, LLC, a Delaware limited liability company, through one or more intermediate entities, possesses the sole power to vote and the sole power to direct the disposition of the 2,364,209 shares of Common Stock held in the name of IGC Fund VI, L.P.

(7)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G/A filed with the SEC on February 14, 2013 with respect to Common Stock beneficially owned as of December 31, 2012. Based on the information contained therein, John A. Murphy shares voting and investment power with respect to 1,093,089 shares. Mr. Murphy is a managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies, which own and share voting and investment power with respect to 340,715 shares and 1,093,089 shares, respectively, of Common Stock.

(8)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G filed with the SEC on January 29, 2013 with respect to Common Stock beneficially owned as of December 31, 2012. Based on the information contained therein, Peter Schleider has sole voting power with respect to 937,995 shares of Common Stock.

(9)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G filed with the SEC on January 30, 2013 with respect to Common Stock beneficially owned as of January 18, 2013. Based on the information contained therein, Peninsula Capital Management, LP, Peninsula Master Fund, Ltd. and its affiliate, Scott Bedford, beneficially own and share voting and investment power with respect to 878,165 shares of Common Stock.

(10)	Includes 333 shares of Common Stock held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.
(11)	Mr. Tyson’s employment as Vice President of Marketing and Chief Strategy Officer terminated effective February 6, 2012. Reflects information within the direct knowledge of Mattersight as of such date.
(12)	Includes 80 shares of Common Stock held of record in a custodial account for a dependent. Mr. Iserloth disclaims beneficial ownership of such shares.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of our other filings under the Exchange Act or the Securities Act, before or after the date of this Proxy Statement, that incorporate future SEC filings made by us, none of the information under the following “Report of the Compensation Committee” or the “Report of the Audit Committee” will be incorporated by reference into any of our other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this Proxy Statement includes several website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in Mattersight’s 2013 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Mattersight’s 2013 Notice of Annual Meeting and Proxy Statement for filing with the SEC.

John T. Kohler, Chair

Tench Coxe,

Henry J. Feinberg

COMPENSATION AND RISK

In January 2013, we conducted a risk assessment of our compensation policies and practices for all employees, including our executive officers. We reviewed our employee compensation plans and programs, and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including: a balanced mix between cash and equity and between annual and longer-term incentives; and the use of discretionary and qualitative factors in the granting of individual incentive- and commission-based awards.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: highly leveraged payout curves; unreasonable thresholds; awards with unlimited upside and no downside risk; and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such design features. Finally, we analyzed our overall enterprise risks and whether our compensation programs have the potential to impact individual behavior in a manner that could exacerbate these enterprise risks. We concluded that our compensation programs are structured in a way that does not exacerbate enterprise risk. Based on our review, we believe that our employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION CONSULTANTS

Under its charter, the Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the board of directors or management. The Compensation Committee may, at its discretion, also review the choice of any consultants or other experts recommended by management for the purpose of reviewing executive compensation. Authority to select, retain, terminate, and approve the fees and other retention terms of any compensation consultants retained to assist in the evaluation of director, CEO, or senior executive compensation shall be vested solely in the Compensation Committee. The Compensation Committee has not engaged a compensation consultant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Kohler, who serves as Chairman, and Messrs. Coxe and Feinberg. None of Messrs. Kohler, Coxe, or Feinberg is a current or former officer or employee of Mattersight and none has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act, as amended. During the last fiscal year, no executive officer of Mattersight served on the board of directors or compensation committee of any other company whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the fiscal year 2012 compensation program for (i) our principal executive officer, (ii) each person who served in the capacity of our principal financial officer during 2012, (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of December 31, 2012, and (iv) one individual who would have been included within the group described in clause (iii) but for the fact that the individual was not serving as an executive officer as of December 31, 2012 (collectively, the “Named Executive Officers”). These individuals were:

•	Kelly D. Conway, President and Chief Executive Officer;

•	Mark Iserloth, Vice President and Chief Financial Officer (hired and effective July 23, 2012);

•	William B. Noon, Vice President and Chief Financial Officer (through July 22, 2012)(effective July 23, 2012, began serving as Vice President of Finance);

•	Karen Bolton, Executive Vice President of Client Management;

•	Christopher J. Danson, Executive Vice President of Delivery;

•	David R. Gustafson, Vice President of Marketing and Product Management (effective February 7, 2012); and

•	Tyson J. Marian, Former Vice President of Marketing and Chief Strategy Officer (hired and effective June 6, 2011 through February 6, 2012).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2012. It also provides an overview of our executive compensation objectives and challenges, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our Named Executive Officers, including the key factors considered by the Compensation Committee in setting their compensation.

Our compensation philosophy has been focused on supporting and enabling the Company’s transformation from a consulting services company to a managed data analytics services company. The Company has kept cash compensation (base salaries plus bonuses) relatively low as a percentage of overall compensation to conserve cash, and has granted equity awards to incentivize management to build a high-growth, high-recurring-revenue business.

The Compensation Committee oversees our executive compensation program, reviews and approves the corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers of the Company (collectively, “Executives”), evaluates the performance of the Executives in light of those goals and objectives, and sets the Executives’ compensation level based on this evaluation. The Compensation Committee also reviews and approves all compensation programs applicable to the Executives, including all forms of salary paid to Executives and the grant of all forms of bonus and equity compensation provided to Executives. In addition, the Compensation Committee is responsible for approving any new Executive compensation plan or any material change to an existing Executive compensation plan, whether or not subject to stockholder approval, and making recommendations to the board of directors with respect to the Company’s Executive incentive compensation plans and equity-based plans subject to stockholder approval. None of the directors that serve on the Compensation Committee are officers or employees of Mattersight.

Compensation Program

Overview. The objective of the compensation program for our Executives (the “Compensation Program”) is to support and enable the Company’s transformation from a consulting services company to a managed data analytics services company. In order to support this objective, the Compensation Committee reviews and approves all elements of compensation for each Named Executive Officer, taking into account recommendations from Mattersight’s Chief Executive Officer (for compensation other than his own), as well as competitive market guidance provided at the request of the Compensation Committee. The Compensation Committee uses a combination of structured compensation frameworks and subjective business judgment to determine salaries, bonuses, and annual equity awards. In general, the total compensation awarded to Mattersight’s Executives is designed to be equitable and market competitive. Mattersight broadly defines its competitive market for executive talent and investment capital to be the technology, analytics, and Software as a Service industries. In determining Executive compensation, Mattersight does not perform formal benchmarking, but rather continuously calibrates the Compensation Program based on its senior-level recruiting activity and a general understanding of compensation practices within the competitive market.

Changes in Named Executive Officers. Mr. Iserloth joined Mattersight as its Vice President and Chief Financial Officer on July 23, 2012. At that time, Mr. Noon transitioned from the role of Vice President and Chief Financial Officer to Vice President of Finance. Additionally, the employment of Mr. Marian, Mattersight’s Vice President of Marketing and Chief Marketing Officer, terminated effective February 6, 2012. The terms of Mr. Marian’s severance arrangement are described in more detail under the caption “Potential Payments upon Termination or Change in Control” on page 35.

Executive Compensation Decision-Making Process

Determining Compensation for the Chief Executive Officer. Mr. Conway’s annual salary and target bonus are established by his executive employment agreement with the Company. The Compensation Committee reviews the Company’s performance against its established annual goals to determine the actual bonus payable to Mr. Conway relative to his target bonus. Under the terms of his executive employment agreement, Mr. Conway’s compensation package consists of a $300,000 base salary and a target bonus of $300,000. As of March 1, 2013, Mr. Conway owns approximately 1.01 million shares of the Company’s common stock.

Determining Compensation for the Other Named Executive Officers

Approach. The Named Executive Officers are members of the Company’s leadership team. The Compensation Program for the Named Executive Officers is designed to motivate individual performance, as members of the leadership team, to drive the Company’s overall success and long-term stockholder value. As a result, the Named Executive Officers are incentivized to perform in respect of objectives both within and outside of the officer’s primary area of responsibility. In addition, the total compensation awarded to the Company’s Named Executive Officers is designed to be internally equitable and market competitive.

Executive Employment Agreements; Discretion and Judgment of the Compensation Committee. The annual salary and target bonus for each of the Named Executive Officers are established under the terms of their respective executive employment agreements with the Company. Each year, the Compensation Committee reviews the performance of the Company against its established annual goals to determine the actual bonus payable to the Named Executive Officer relative to his or her respective target bonus. Additionally, if a recommendation in such regard is received by the Compensation Committee from Mr. Conway, the Compensation Committee will review the established annual salary and target bonus for a Named Executive Officer to determine if changes are appropriate. The Compensation Committee gives considerable weight to Mr. Conway’s evaluation of the other Named Executive Officers because of his direct knowledge of each Named Executive Officer’s performance and contributions. Mr. Conway does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation.

Stockholder Say-on-Pay Votes

As previously reported, at the Company’s 2011 annual meeting of stockholders, a substantial majority of the shares cast voted, on an advisory basis, to approve our 2011 executive compensation program and recommended that the Company hold future advisory votes on executive compensation every three years. Based on its consideration of the stockholder voting results, our board of directors determined that the Company will hold an advisory vote on executive compensation every three years, until the next stockholder advisory vote on the frequency of future votes on executive compensation. Further, in light of the strong support of our stockholders for our executive compensation program, as demonstrated by the voting results at the 2011 annual meeting of stockholders, we did not make any specific changes to our program as a direct result of such vote, but have continued to take into account the results of the stockholder advisory vote in monitoring and developing our executive compensation program and practices.

Elements of Compensation

The Compensation Program consists of the following principal elements:

•	long-term equity incentive awards in the form of options and/or restricted stock grants;

•	annual performance-based cash incentive awards (bonuses); and

•	base salary.

In addition, the Named Executive Officers are entitled to post-termination severance and accelerated vesting of stock options and shares of restricted stock upon a termination and/or a change of control (as described below under the caption “Potential Payments upon Termination or Change in Control” on page 35). Our other benefits consist of life and health insurance and a qualified 401(k) savings plan.

The Company calibrates the Compensation Program annually based on senior-level recruiting activity and a general understanding of compensation practices within the competitive market. More specifically, Mr. Conway uses his experience in the industry and his general understanding of industry compensation trends and practices to inform his subjective recommendation for long-term equity incentive award amounts for the other Named Executive Officers, as well as recommendations for any periodic adjustments to contractually established base salaries and target bonuses. Similarly, the members of our Compensation Committee bring their collective experience within the industry and on other boards of directors and committees to bear in setting and approving compensation levels for our Named Executive Officers.

Long-Term Equity Incentives

Overview. The goal of our long-term, equity-based incentive awards is to retain key executives, attract new executives, and align the interests of the Named Executive Officers with stockholders.

Equity Incentives. The Company grants equity incentives to its Named Executive Officers to incentivize their performance and further align their interests with those of stockholders. In recent years, these equity incentives have been granted in the form of long-term restricted stock awards. In 2012, however, the Compensation Committee determined that the equity incentives granted to the Named Executive Officers should predominately take the form of stock option awards. This determination was made to better align the Company’s equity incentive practices with those of companies of a comparable size and stage of development as Mattersight after its divestiture of its Integrated Contact Solutions business unit.

Purpose of Long Vesting Periods. The annual equity incentives granted to the Company’s Named Executive Officers have a four-year vesting period because the Company believes that long vesting periods encourage its executives to focus on the Company’s long-term business objectives and long-term stock price performance. In addition, because vesting ceases upon termination of employment, these long vesting periods are a significant factor in retaining executives, thereby providing consistency in Company leadership. Annual stock option and/or restricted stock awards, which are approved by the Compensation Committee each year, typically vest in equal installments on a quarterly basis over a four-year period, with vesting commencing on the next quarterly vesting date following the meeting at which the equity awards were approved. The Compensation Committee has discretion to grant awards with different vesting schedules for newly hired employees or in other cases, as may be recommended by management.

2012 Equity Grants. In February 2012, the following equity awards to the Named Executive Officers (excluding Messrs. Iserloth and Marian, who were not employed at that time) were approved by the Compensation Committee:

Name	Equity Award
Kelly D. Conway	300,000 stock options
William B. Noon	40,000 stock options
Karen Bolton	70,000 stock options
Christopher J. Danson	115,000 stock options
David R. Gustafson	25,000 stock options 25,000 shares of restricted stock

The Compensation Committee and Mr. Conway (other than with respect to his own award) approved the equity awards for each Named Executive Officer, based upon a subjective assessment that such levels reflected the experience and responsibility levels of the officers and were sufficient to retain the officers. The grants awarded to the Named Executive Officers vest in equal quarterly increments over a four-year period, commencing on February 29, 2012.

In addition, in August 2012, the Compensation Committee approved the following awards to Mr. Iserloth in connection with his joining the Company as its Vice President and Chief Financial Officer: (i) 46,582 shares of restricted stock and (ii) an option to purchase 93,165 shares of Common Stock of the Company, each vesting over a four-year period, with 25% of each award vesting on August 31, 2013 and the remainder vesting 6.25% each quarter until fully vested, provided he remains employed by the Company. Additionally, in August 2012, in connection with an agreement between Mr. Noon and the Company regarding his remaining as Vice President of Finance after the hiring of Mr. Iserloth, the Compensation Committee approved a grant to Mr. Noon of an option to purchase 20,000 shares of Common Stock. Mr. Noon’s option will become exercisable in 16 equal increments equal to 6.25% of the shares subject to the option on a quarterly basis commencing on August 31, 2012, provided he remains employed by the Company. The exercise price for the options awarded to each of Messrs. Iserloth and Noon is the closing price on the grant date and their respective options expire 10 years after the grant date.

Cash Compensation

Overview. Mattersight believes that base salaries should be based on the competitive marketplace for the specific roles and responsibilities of the position as well as the experience, knowledge, and demonstrated performance of the individual. From time to time, in the discretion of the Compensation Committee and based on the recommendation of Mr. Conway (except with respect to his own base salary), merit-based salary increases are approved.

Annual Base Salaries. In 2012, the base salaries of the Named Executive Officers were as follows:

Name	Base Salary
Kelly D. Conway	$300,000
Mark Iserloth	$275,000
William B. Noon	$200,000
Karen Bolton	$250,000
Christopher J. Danson	$275,000
David R. Gustafson	$230,000
Tyson J. Marian	$250,000

Each of these is consistent with the amounts provided in the Named Executive Officers’ respective executive employment agreements; no modifications were made during fiscal year 2012.

Bonuses. The amount of individual annual cash-based incentives awarded to all participants in the Compensation Program is based on two factors: (i) the target bonus amount of each participant; and (ii) the performance of the Company for the relevant fiscal year as measured against established performance goals (detailed below).

Individual target bonus amounts are set forth in the executive employment agreements of each of the Named Executive Officers. These amounts are established by the CEO (except with respect to his own target bonus) and approved by the Compensation Committee based upon a subjective assessment that such amounts reflect the experience and responsibility levels of the officers and are sufficient to retain the executives who are considered most essential to growing our business. The Compensation Committee may approve modifications to a Named Executive Officer’s target bonus based on the recommendation of the CEO.

2012 Annual Goals. The 2012 annual goals for the Company were approved by the Compensation Committee at its February 2012 meeting. At a special meeting of the Compensation Committee held in March 2013, the Compensation Committee reviewed Mattersight’s performance against the 2012 annual goals and determined that Mattersight had attained its goals, as and to the extent described in the table below.

Description	Performance Measure	Company Performance	% Attainment

“Revenues”, defined as total company revenues for fiscal year 2012	Revenues of $37.3 million	$33.9M	91%

“Company Profit and Loss” performance, calculated based on 2012 Adjusted Earnings, a non-GAAP measure representing cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities	Adjusted Earnings of ($1.9 million)	($7.1M)	0%

“Bookings”, defined as 2012 bookings for Behavioral Analytics Service contracts	Bookings of $45.3 million	$40.5M	89%

“New Logo Points”, calculated as 5 points for each contract with a new customer having 5,000+ seats; 3 points for each contract with a new customer having 1,000-5,000 seats, and one point for each contract with a new customer having fewer than 1,000 seats	30 New Logo Points	21	70%

“New Product Points”, calculated as 5 points for each new contract for Routing and Predictive Models; 3 points for each new contract for Back Office, Fraud, or Multi-Channel Analytics; and one point for each new contact for Desktop Analytics, Coaching Analytics, or Real-Time Screen Pop	80 New Product Points	76	95%

Although the Company made progress in achieving certain of its 2012 goals, as shown above, due to the Bookings, Revenue, and Profit and Loss performance, the Company recommended that no cash bonuses be paid to the Named Executive Officers in respect of their 2012 performance. The Compensation Committee approved this recommendation.

Stock Incentive Plan

We administer one stock incentive plan, the 1999 Plan, pursuant to which we grant equity-based awards. We adopted the 1999 Plan effective June 22, 1999, and it was most recently amended and restated as of May 15, 2008. The 1999 Plan will automatically terminate on May 15, 2018 unless it is renewed in accordance with its terms. The 1999 Plan is administered by the Compensation Committee, which may, in certain circumstances, delegate certain of its duties to one or more of our officers, but the full board retains the right to administer the 1999 Plan in all respects. The Compensation Committee has the power to interpret the 1999 Plan and to adopt rules for the administration, interpretation, and application of the plan according to its terms. Each year, on the first day of our fiscal year, the number of shares available to be issued under the 1999 Plan (other than with respect to incentive stock options) automatically increases by 5% of the number of issued and outstanding shares of Common Stock as of that date. As of December 31, 2012, there were 1,086,444 shares available for issuance or delivery under the 1999 Plan.

The principal purposes of the 1999 Plan are to align the interests of the Company’s stockholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the Company’s growth and success and to attract, motivate, reward, and retain selected employees, consultants, agents, and directors through the granting of stock- and options-based compensation awards. The Compensation Committee has ultimate approval over who will receive awards under the 1999 Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards, consistent with the terms of the 1999 Plan. The 1999 Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights, restricted stock awards, and other stock-based awards. The specific terms of the awards are included in individual award agreements.

Change in Control and Severance Benefits

We provide the opportunity for our Named Executive Officers to be protected under the severance and change of control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to ensure that these executives are not influenced by their personal situation and are able to be objective in evaluating a potential change in control transaction, should one arise. Our severance and change of control provisions are summarized under the caption “Potential Payments upon Termination or Change in Control” on page 35.

Retirement Benefits

Our Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as all employees of the Company.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table(1)

The following table sets forth information regarding 2012 compensation for each of our 2012 Named Executive Officers; 2011 and 2010 compensation is presented for such executives who were also named executive officers in 2011 and 2010. In accordance with SEC rules, (i) neither 2011 nor 2010 compensation is presented for Mr. Iserloth or Mr. Gustafson because they were not named executive officers in those years, and (ii) 2010 compensation is not presented for Ms. Bolton, Mr. Danson, or Mr. Marian because they were not named executive officers in that year.

Name and Principal Position	Year	Salary(8)	Bonus(9)		Stock Awards(13)		Option Awards(14)	Non-Equity Incentive Plan Compensation(9)	All Other Compensation(15)		Total
Kelly D. Conway	2012	$300,000	—		—		$1,034,100	—	$3,594		$1,337,694
President and Chief	2011	$352,083	$120,000	(10)	$1,828,693		$187,270	$300,000	—		$2,788,046
Executive Officer	2010	$425,000	—		$1,314,000		—	$448,688	—		$2,187,688

Mark Iserloth(2)	2012	$121,987	—		$359,147		$429,966	—	$1,094		$912,194
Vice President and Chief Financial Officer

William B. Noon(3)	2012	$200,000	—		—		$230,182	—	$3,594		$433,776
Vice President of Finance and	2011	$200,000	—		$273,606		—	$75,000	—		$548,606
Former Chief Financial Officer	2010	$197,500	$25,000	(11)	$104,726		—	$41,600	—		$368,826

Karen Bolton(4)	2012	$250,000	—		—		$241,290	—	$18,962	(16)	$510,252
Executive Vice President of	2011	$229,167	—		$565,000		—	$200,000	$998,368	(16)	$1,992,535
Client Management

Christopher J. Danson(5)	2012	$275,000	—		—		$396,405	—	$3,594		$674,999
Executive Vice President of	2011	$275,000	—		$673,502		—	$360,000	—		$1,308,502
Delivery

David R. Gustafson(6)	2012	$230,000	—		$144,750		$86,175	—	$3,459		$464,384
Vice President of Marketing and Product Management

Tyson J. Marian(7)	2012	$24,679	—		$623,438	(17)	—	—	—		$648,117
Former Vice President of	2011	$135,417	$75,000	(12)	$687,500		—	—	—		$897,917
Marketing and Chief Strategy Officer

(1)	For a description of the employment agreements entered into between Mattersight and each of the current Named Executive Officers, see “Employment Agreements” on page 31.
(2)	Joined Mattersight as Vice President and Chief Financial Officer on July 23, 2012.
(3)	Served as Chief Financial Officer until July 22, 2012.
(4)	Effective May 31, 2011, Ms. Bolton was named as the Company’s Vice President of Client Management; her title was changed to Executive Vice President of Client Management in February 2012.
(5)	Effective May 31, 2011, Mr. Danson was named as the Company’s Vice President of Delivery; his title was changed to Executive Vice President of Delivery in February 2012.
(6)	Effective February 7, 2012, Mr. Gustafson was named as the Company’s Vice President of Marketing and Product Management.
(7)	Term as Mattersight’s Vice President of Marketing and Chief Strategy Officer started on June 6, 2011 and ended on February 6, 2012.

(8)

As reported above, in 2012, 2011, and 2010, base salary accounted for approximately 22%, 13%, and 19%, respectively, of total compensation for Mr. Conway, and 34%, 21%, and 54%, respectively, on average for the other Named Executive Officers.

(9)

Amounts of bonuses have been characterized as non-equity incentive plan compensation because determination of awards in each of 2012, 2011, and 2010 was based on level of attainment of pre-established Company goals.

(10)

Consists of a discretionary bonus of $30,000 in 2011, as described above, and a separate discretionary cash bonus of $90,000 paid to Mr. Conway (in addition to the previously described option grant) for his services in respect of the sale by the Company of its Integrated Contact Solution business unit.

(11)

Consists of a discretionary bonus of $25,000 paid in 2011 to Mr. Noon in consideration of his extraordinary performance in connection with the sale by the Company of its Integrated Contact Solution business unit.

(12)	Consists of a bonus of $75,000 paid to Mr. Marian in connection with his hire in June 2011.
(13)

Reflects the grant date fair value of the stock awards granted to Named Executive Officers in each applicable year, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of stock grants are set forth in Mattersight’s Form 10-K for the fiscal year ended December 31, 2012 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Thirteen – Stock-Based Compensation.”

(14)

Reflects the grant date fair value of the options granted during 2012 to the applicable Named Executive Officers, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in Mattersight’s Form 10-K for the fiscal year ended December 31, 2012 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Thirteen – Stock-Based Compensation.”

(15)

Employer contributions to a Mattersight qualified defined contribution plan were suspended for 2010 and 2011 and were reinstated in 2012. For 2012, the following amounts reflect employer contributions to a Mattersight qualified defined contribution plan: Mr. Conway, $3,594; Mr. Iserloth, $1,094; Mr. Noon, $3,594; Ms. Bolton, $3,594; Mr. Danson, $3,594; Mr. Gustafson, $3,459; and Mr. Marian, $0.

(16)	For 2012, includes commission payments of $15,368. For 2011, includes commission payments of $999,368.
(17)

Reflects cash severance amounts paid of $355,000 and stock vested with a grant date fair value of $268,438 pursuant to the terms of Mr. Marian’s severance agreement with Mattersight. For more information regarding the severance payments, see “Termination for Good Reason, without Cause, or due to Death or Disability” on page 37.

Employment Agreements

Mattersight has entered into employment agreements with each of the Named Executive Officers. The material terms of such agreements are summarized in the following paragraphs.

Employment Agreement with Mr. Conway

Under his executive employment agreement, Mr. Conway’s annual base salary is set at $300,000, subject to annual review and discretionary adjustment. In addition to base salary, he is eligible to participate in our other compensation programs, including annual bonus, equity incentive awards, and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that we may terminate his employment at any time, with or without Cause (as defined in the agreement), and that Mr. Conway may terminate his employment with or without Good Reason (as defined in the agreement).

The terms for termination of Mr. Conway’s employment by us without Cause, by Mr. Conway for Good Reason, in connection with a Change in Control, or upon Mr. Conway’s death or Disability (as defined in the agreement) are described under the caption “Potential Payments upon Termination or Change in Control,” beginning on page 35.

Employment Agreements with Other Named Executive Officers

Mattersight has entered into executive employment agreements with each of its other Named Executive Officers, which provide for a base salary and eligibility to receive an annual performance bonus, as well as establishing a target amount for their respective annual performance bonuses. These agreements also include certain customary non-competition, non-solicitation, and proprietary information and invention provisions. Prior to its termination, the agreement of Mr. Marian had comparable terms.

The executive employment agreements do not specify a term of employment and state that each of the other Named Executive Officers are employees at will. Each of these agreements provides that we may terminate the Named Executive Officer’s employment at any time, with or without Cause (as defined in each agreement), and that the Named Executive Officer may terminate his or her employment with or without Good Reason (as defined in each agreement). Prior to its termination, the agreement of Mr. Marian had comparable terms.

The terms of the termination events detailed above for each executive are described under the caption “Potential Payments upon Termination or Change in Control,” beginning on page 35.

2012 Grants of Plan-Based Awards(1)

The following table summarizes the plan-based awards granted to our Named Executive Officers in 2012 (with the exception of Mr. Marian, who was not granted any plan-based awards in 2012), all of which were granted under the 1999 Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target/Maximum(#)(2)	All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (3)
Kelly D. Conway	2/27/2012			300,000	$5.79	$1,034,100
		$300,000
Mark Iserloth	8/08/2012		46,582			$359,147
	8/08/2012			93,165	$7.71	$429,966
		$200,000
William B. Noon	2/27/2012			40,000	$5.79	$137,880
	8/08/2012			20,000	$7.71	$92,302
		$80,000
Karen Bolton	2/27/2012			70,000	$5.79	$241,290
		$300,000
Christopher J. Danson	2/27/2012			115,000	$5.79	$396,405
		$275,000
David R. Gustafson	2/27/2012		25,000			$144,750
	2/27/2012			25,000	$5.79	$86,175
		$180,000

(1)

All grants were approved by the Compensation Committee. Restricted stock includes a feature whereby we may withhold shares from vesting of the award, as applicable (which is generally treated as a sale of those shares back to Mattersight at fair market value) to satisfy tax withholding obligations related to the grantee. Restricted stock grants generally vest in 16 equal quarterly increments equal to 6.25% of the shares of restricted stock granted. Mr. Iserloth’s restricted stock grant vests 25% on August 31, 2013 and 6.25% per quarter thereafter.

(2)	This represents the potential amounts payable under our 2012 annual incentive program (there are no threshold amounts specified under our program).
(3)

Valuation assumptions are found under “ Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Thirteen – Stock-Based Compensation” in Mattersight’s Form 10-K for the fiscal year ended December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for our Named Executive Officers as of December 31, 2012. These amounts do not include 2013 equity awards. For information regarding the total beneficial ownership of Mattersight securities by its Named Executive Officers, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 19.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kelly D. Conway	75,000	225,000	$5.79	2/27/2022	95,919	(3)	$476,717
	18,750	31,250	$6.15	6/06/2021
	100,000	—	$10.54	2/19/2018
	100,000	—	$21.95	2/20/2017
Mark Iserloth	—	93,165	$7.71	8/08/2022	46,582	(4)	$231,513
William B. Noon	2,500	17,500	$7.71	8/08/2022	22,812	(5)	$113,376
	10,000	30,000	$5.79	2/27/2022
Karen Bolton	17,500	52,500	$5.79	2/27/2022	53,125	(6)	$264,031
	15,000	—	$10.54	2/19/2018
	40,000	—	$21.95	2/20/2017
Christopher J. Danson	28,750	86,250	$5.79	2/27/2022	48,438	(7)	$240,737
	35,000	—	$10.54	2/19/2018
	40,000	—	$21.95	2/20/2017
David R. Gustafson	6,250	18,750	$5.79	2/27/2022	46,250	(8)	$229,863
Tyson J. Marian(9)	—	—	—	—	—		—

(1)	With respect to Mr. Conway, comprised of the following:

•

Initial option award of 50,000 on June 6, 2011; vesting 12,500 on May 31, 2012 and 3,125 per quarter thereafter; 31,250 remaining unvested. Initial option award of 300,000 on February 27, 2012; vesting 18,750 per quarter starting on February 29, 2012; 225,000 remaining unvested.

With respect to Mr. Iserloth, comprised of the following:

•	Initial option award of 93,165 on August 8, 2012; vesting 23,291 on August 31, 2013 and 5,822 per quarter thereafter; 93,165 remaining unvested.

With respect to Mr. Noon, comprised of the following:

•

Initial option award of 20,000 on August 8, 2012; vesting 1,250 per quarter starting on August 31, 2012; 17,500 remaining unvested. Initial option award of 40,000 on February 27, 2012; vesting 2,500 per quarter starting on February 29, 2012; 30,000 remaining unvested.

With respect to Ms. Bolton, comprised of the following:

•	Initial option award of 70,000 on February 27, 2012; vesting 4,375 per quarter starting on February 29, 2012; 52,500 remaining unvested.

With respect to Mr. Danson, comprised of the following:

•	Initial option award of 115,000 on February 27, 2012; vesting 7,187 per quarter starting on February 29, 2012; 86,250 remaining unvested.

With respect to Mr. Gustafson, comprised of the following:

•	Initial option award of 25,000 on February 27, 2012; vesting 1,562 per quarter starting on February 29, 2012; 18,750 remaining unvested.

(2)	Market value is calculated based on the number of shares multiplied by the closing market price of Common Stock on December 31, 2012 (the last business day of the year), which was $4.97 per share.

(3)	Comprised of the following:

•

Initial grant of 200,000 on February 16, 2011; vesting 12,500 per quarter; 95,919 remaining unvested. Due to retirement eligible status, 16,581 shares were withheld to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

(4)	Comprised of the following:

•	Initial grant of 46,582 on August 8, 2012; vesting 11,645 on August 31, 2013, and 2,911 per quarter thereafter; 46,582 remaining unvested.

(5)	Comprised of the following:

•	Initial grant of 20,000 on February 11, 2009; vesting 5,000 on February 28, 2010 and 1,250 per quarter thereafter; 1,250 remaining unvested.

•	Initial grant of 15,000 on February 8, 2010; vesting 937 per quarter; 4,687 remaining unvested.

•	Initial grant of 30,000 on February 16, 2011; vesting 1,875 per quarter; 16,875 remaining unvested.

(6)	Comprised of the following:

•	Initial grant of 50,000 on February 16, 2011; vesting 3,125 per quarter; 28,125 remaining unvested.

•	Initial grant of 40,000 on August 10, 2011; vesting 2,500 per quarter; 25,000 remaining unvested.

(7)	Comprised of the following:

•	Initial grant of 75,000 on February 11, 2009; vesting 18,750 on February 28, 2010 and 4,687 per quarter thereafter; 4,688 remaining unvested.

•	Initial grant of 50,000 on February 8, 2010; vesting 3,125 per quarter; 15,625 remaining unvested.

•	Initial grant of 50,000 on February 16, 2011; vesting 3,125 per quarter; 28,125 remaining unvested.

(8)	Comprised of the following:

•	Initial grant of 55,000 on February 11, 2009; vesting 3,438 per quarter; 3,438 remaining unvested.

•	Initial grant of 25,000 on February 8, 2010; vesting 1,562 per quarter; 7,812 remaining unvested.

•	Initial grant of 15,000 on November 3, 2010; vesting 625 per quarter; 5,000 remaining unvested.

•	Initial grant of 20,000 on February 16, 2011; vesting 1,250 per quarter; 11,250 remaining unvested.

•	Initial grant of 25,000 on February 27, 2012; vesting 1,562 per quarter; 18,750 remaining unvested.

(9)

Mr. Tyson’s employment with the Company terminated on February 6, 2012, at which time he forfeited all of his outstanding equity awards, other than those that vested in connection with the severance terms of his employment agreement, as reported below under the caption “2012 Options Exercised and Stock Vested”.

2012 Options Exercised and Stock Vested

The following table shows restricted stock awards for our Named Executive Officers that vested during 2012. As of December 31, 2012, the only outstanding stock options were those set forth in the table “Outstanding Equity Awards at 2012 Fiscal Year End” on page 33. No stock options were exercised by our Named Executive Officers in 2012.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Kelly D. Conway	102,022	$591,231
Mark Iserloth	—	—
William B. Noon	25,903	$150,512
Karen Bolton	22,972	$134,391
Christopher J. Danson	92,297	$534,706
David R. Gustafson	52,020	$302,392
Tyson J. Marian	31,250	$268,438

(1)	Value is calculated by multiplying the number of shares vesting by the closing market price of Common Stock on the respective vesting dates of the restricted stock awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are obligated under the terms of their respective executive employment agreements to make severance payments to our Named Executive Officers only in the event that we terminate their employment without Cause or in the event a Named Executive Officer resigns with Good Reason. In the event we are obligated under the terms of the relevant agreement to make a severance payment, no payments are due unless the Named Executive Officer executes a general release. With respect to the foregoing and to the topics discussed below, prior to its termination, the agreement of Mr. Marian had terms comparable to those of the other Named Executive Officers.

Relevant Definitions

The following terms, which are relevant to this discussion, are defined in the Named Executive Officers’ employment agreements as follows:

Cause. A termination for “Cause” occurs if Mattersight terminates the employment of a Named Executive Officer for any of the following reasons:

(i)	conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;

(ii)	fraud upon Mattersight (or an affiliate), embezzlement, or misappropriation of corporate funds;

(iii)	willful acts of dishonesty materially harmful to Mattersight;

(iv)	activities materially harmful to Mattersight’s reputation;

(v)

the executive’s willful misconduct, willful refusal to perform his or her duties, or substantial willful disregard of his or her duties provided that Mattersight first provides the executive with written notice of such conduct and thirty (30) days to cure such conduct, if such conduct is reasonably susceptible to cure; or

(vi)

material breach of the employment agreement or any other agreement with or policy of Mattersight, causing material harm to Mattersight, or breach of any statutory duty or common law duty owed to Mattersight.

Good Reason. Under the employment agreements for all Named Executive Officers, an executive generally may terminate his or her employment for “Good Reason” if any of the following conditions occur:

(i)

the executive’s base salary or target bonus is reduced below the amount set forth in his or her agreement, unless such reduction is proportionately applied to the three most highly paid executives (excluding the executive);

(ii)	the executive is involuntarily relocated to any location outside of the metropolitan area in which his or her primary office is located;

(iii)	a material diminution in the executive’s position (including offices, titles, and reporting relationships), authority, duties, or responsibilities;

(iv)	Mattersight materially breaches the terms of the agreement; or

(v)	Mattersight fails to assign the agreement to a successor upon a Change in Control.

Mr. Conway’s agreement provides that the failure of our board of directors to nominate Mr. Conway as a director constitutes Good Reason. His agreement also provides that a Change in Control, in and of itself, will not constitute Good Reason unless it results in a significant diminution of his position as described in clause (iv) above.

The other Named Executive Officers’ agreements provide that the definition of Good Reason does not include the diminution of responsibilities if such diminution of responsibilities is in the ordinary course of either: (i) Mattersight becoming, pursuant to a Change in Control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (ii) Mattersight becoming, pursuant to a Change in Control, either a subsidiary or equivalent separate functional business unit of a larger business organization.

Change in Control. Under the executive employment agreements for all Named Executive Officers, a “Change in Control” means:

(i)	the acquisition by any individual, entity, or group of beneficial ownership of 25% or more of Mattersight’s outstanding Common Stock or voting securities;

(ii)

a change in the identity of a majority of the members of our board of directors from those who constituted the board at the time Mattersight was spun off from TSC (the “Incumbent Board”), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)

the consummation of a reorganization, merger or consolidation involving Mattersight or a sale or other disposition of all or substantially all of Mattersight’s assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)	the consummation of a plan of complete dissolution or liquidation of Mattersight.

For each of the executive employment agreements, the definition of Change in Control derives from the 1999 Plan.

Disability. Under the executive employment agreement for Mr. Conway, “Disability” means a permanent disability rendering him unable to perform his duties for 90 consecutive days or 180 days in any 12-month period, which determination shall be made after the period of disability, unless an earlier determination can be made, by an independent physician appointed by our board of directors. Under the executive employment agreement for the other Named Executive Officers, “Disability” has the meaning provided under the terms of the Company’s then-current long-term disability program or, if no such program is then in effect, the same meaning as provided under Mr. Conway’s agreement.

Non-Competition

For a period of one year following a termination for any reason, the Named Executive Officer cannot, for him or herself or as an agent, partner, or employee of any person, firm, or corporation:

(i)

with respect to Mr. Conway, without the prior written consent of our board of directors, engage in the practice of providing consulting or related services for any Mattersight client or prospect to or for whom he directly or indirectly performed or provided consulting or related services, or with whom he had personal contact, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during the two year period preceding termination of his employment with Mattersight;

(ii)

with respect to Ms. Bolton, without the prior written consent of the chief executive officer or his designee, engage in the practice of providing consulting or related services for any Mattersight client or prospective client to or for whom the executive directly or indirectly performed services, or prospect to whom she submitted (or assisted or participated in any way in the submission of) a proposal, during her prior two years of employment with Mattersight; and

(iii)

with respect to the remaining Named Executive Officers, without the prior written consent of the chief executive officer or his designee, perform services of the type performed by him during his employment with Mattersight, or any services substantially similar thereto, for any Mattersight client or prospective client to or for whom the executive directly or indirectly performed services, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during his prior two years of employment with Mattersight, in any country in which Mattersight has performed services or sold products during the preceding three years.

Non-Solicitation

For a period of one year following a termination for any reason, the executive cannot, directly or indirectly hire, solicit, encourage, or otherwise induce or assist in the inducement away from Mattersight any customer, client, contractor, consultant, or other person or party with whom Mattersight has a contractual relationship, any Mattersight client or any Mattersight employee, either away from Mattersight’s employ or from the faithful discharge of such employee’s contractual, statutory, and fiduciary obligations to serve Mattersight’s interests with undivided loyalty.

Termination for Good Reason, without Cause, or due to Death or Disability

Assuming the employment of our Named Executive Officers were terminated (i) by a Named Executive Officer for Good Reason or by Mattersight without Cause or (ii) as a result of the Named Executive Officer’s death or Disability, each as of December 31, 2012, the following individuals would be entitled to payments in the amounts set forth opposite his or her name in the following table. The details are described in the footnotes to the table. Also, any additional benefits payable due to a termination in connection with a Change in Control are included in the footnotes to the table.

Name	Salary	Bonus(14)	Health Benefits	Vesting(15)(16)	Total
Kelly D. Conway
Good Reason or Without Cause(1)	$1,200,000	$—	$30,780	$476,717	$1,707,497
Death or Disability(2)	$800,000	$—	$20,520	$476,717	$1,297,237

Mark Iserloth
Good Reason or Without Cause(3)	$137,500	$50,000	$10,734	$—	$198,234
Death or Disability(4)	$275,000	$100,000	$21,468	$231,513	$627,981

William B. Noon
Good Reason or Without Cause (5)	$100,000	$20,000	$2,580	$34,169	$156,749
Death or Disability(6)	$200,000	$40,000	$5,160	$113,376	$358,536

Karen Bolton
Good Reason or Without Cause(7)	$250,000	$150,000	$21,468	$111,825	$533,293
Death or Disability(8)	$250,000	$150,000	$21,468	$264,031	$685,499

Christopher J. Danson
Good Reason or Without Cause(9)	$275,000	$137,500	$12,672	$147,549	$572,721
Death or Disability(10)	$275,000	$137,500	$12,672	$240,737	$665,909

David R. Gustafson
Good Reason or Without Cause(11)	$115,000	$45,000	$8,958	$66,787	$235,745
Death or Disability(12)	$230,000	$90,000	$17,916	$229,863	$567,779

Tyson J. Marian
Good Reason or Without Cause(13)	$254,679	$125,000	$—	$268,438	$648,117

(1)

Upon termination by Mr. Conway for Good Reason or by Mattersight without Cause, Mr. Conway would be paid the following amounts as severance: a lump sum amount of $1,200,000 and health benefits of $1,710 per month for up to 18 months. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 24 months after termination, provided, that the shares of restricted stock awarded to Mr. Conway on February 16, 2011 will be accelerated in full, amounting to 95,919 shares of restricted stock with a value of $476,717.

Upon a Change in Control occurring December 31, 2012, Mr. Conway would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 36 months (whether or not he incurred a termination in connection with the Change in Control), amounting to 95,919 shares of restricted stock with a value of $476,717.

(2)

Upon termination as a result of Mr. Conway’s death or Disability, he (or his estate) would be paid a lump sum amount of $800,000 and health benefits of $1,710 per month for 12 months. In addition, he would be entitled to accelerated vesting of all of his unvested shares of restricted stock and stock options, amounting to 95,919 shares of restricted stock with a value of $476,717.

(3)

Upon termination by Mr. Iserloth for Good Reason or by Mattersight without Cause, Mr. Iserloth would be paid the following amounts as severance: a lump sum of $137,500, representing 6 months of salary; health benefits of $1,789 per month for up to 6 months; and a bonus of $50,000, calculated as 50% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 6 months after termination, amounting to 0 shares of restricted stock.

(4)

Upon termination as a result of Mr. Iserloth’s death or Disability, he (or his estate) would be paid a lump sum of $275,000, representing 12 months of salary; health benefits of $1,789 per month for 12 months; and a total bonus of $100,000, calculated as 50% of the average of his bonus for the prior year and the target bonus for the current year. In addition, all of Mr. Iserloth’s unvested shares of restricted stock and stock options would vest, amounting to 46,582 shares of restricted stock with a value of $231,513.

(5)

Upon termination by Mr. Noon for Good Reason or by Mattersight without Cause, Mr. Noon would be paid the following amounts as severance: a lump sum of $100,000, representing 6 months of salary, health benefits of $430 per month for up to 6 months and a bonus of $20,000, calculated as 50% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to accelerated vesting of shares of the restricted stock and stock options that would have vested if he were employed for 6 months after termination, amounting to 6,875 shares of restricted stock with a value of $34,169.

(6)

Upon termination as a result of Mr. Noon’s death or Disability, he (or his estate) would be paid a lump sum of $200,000, representing 12 months of salary; health benefits of $430 per month for 12 months; and a total bonus of $40,000, calculated as 100% of the average of his bonus for the prior year and the target bonus for the current year. In addition, all of Mr. Noon’s unvested shares of restricted stock and stock options would vest, amounting to 22,812 shares of restricted stock with a value of $113,376.

(7)

Upon termination by Ms. Bolton for Good Reason or by Mattersight without Cause, Ms. Bolton would be paid the following amounts as severance: a lump sum of $250,000, representing 12 months of salary; health benefits of $1,789 per month for up to 12 months; and a bonus of $125,000, calculated as the average of the bonus for the prior year and the target bonus for the current year. In addition, she would be entitled to accelerated vesting of shares of the restricted stock and stock options that would have vested if she were employed for 12 months after termination, amounting to 22,500 shares of restricted stock with a value of $111,825.

(8)

Upon termination as a result of Ms. Bolton’s death or Disability, she (or her estate) would be paid a lump sum of $250,000, representing 12 months of salary; health benefits of $1,789 per month for 12 months; and a bonus of $125,000, calculated as the average of her bonus for the prior year and the target bonus for the current year. In addition, all of Ms. Bolton’s unvested shares of restricted stock and stock options would vest, amounting to 53,125 shares of restricted stock with a value of $264,031.

(9)

Upon termination by Mr. Danson for Good Reason or by Mattersight without Cause, Mr. Danson would be paid the following amounts as severance: a lump sum of $275,000, representing 12 months of salary; health benefits of $1,056 per month for up to 12 months; and a bonus of $137,500, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 29,688 shares of restricted stock with a value of $147,549.

(10)

Upon termination as a result of Mr. Danson’s death or Disability, he (or his estate) would be paid a lump sum of $275,000, representing 12 months of salary; health benefits of $1,056 per month for 12 months; and a total bonus of $137,500, calculated as 100% of the average of his bonus for the prior year and the target bonus for the current year. In addition, all of Mr. Danson’s unvested shares of restricted stock and stock options would vest, amounting to 48,438 shares of restricted stock with a value of $240,737.

(11)

Upon termination by Mr. Gustafson for Good Reason or by Mattersight without Cause, Mr. Gustafson would be paid the following amounts as severance: a lump sum of $115,000, representing 6 months of salary; health benefits of $1,493 per month for up to 6 months; and a bonus of $45,000, calculated as 50% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 6 months after termination, amounting to 13,438 shares of restricted stock with a value of $66,787.

(12)

Upon termination as a result of Mr. Gustafson’s death or Disability, he (or his estate) would be paid a lump sum of $230,000, representing 12 months of salary; health benefits of $1,493 per month for 12 months; and a total bonus of $90,000, calculated as 100% of the average of his bonus for the prior year and the target bonus for the current year. In addition, all of Mr. Gustafson’s unvested shares of restricted stock and stock options would vest, amounting to 46,250 shares of restricted stock with a value of $229,863.

(13)

Under the terms of Mr. Marian’s negotiated severance agreement, entered into on March 28, 2012, in connection with the termination of his employment on February 6, 2012, he was paid a lump sum amount of $355,000, which amount included $125,000 of bonus in respect of his 2011 performance, which was considered guaranteed under the terms of his employment agreement. In addition, he became vested in 31,250 shares of restricted stock, with a value of $268,438.

(14)

Solely for purposes of calculating the amounts in the table: The bonuses for 2012 were calculated as an average of the cash bonus and the target bonus. Bonuses paid to the current Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2012 Summary Compensation Table” on page 30.

These calculations are no guarantee of what the amounts would be under any other circumstances. Any of the amounts set forth above may vary, depending on the performance of Mattersight and the executive as well as several other circumstances.

The terms of the employment agreements of Messrs. Conway, Iserloth, Noon, Gustafson and Danson and Ms. Bolton require that these bonuses are paid within seven days after termination.

(15)	For purposes of this table, shares of restricted stock were valued at the closing price on December 31, 2012 (the last business day of the year) of $4.97 for Common Stock.
(16)

Messrs. Conway, Iserloth, Noon, Gustafson, and Danson and Ms. Bolton have options that would vest under the circumstances provided for in the table. For purposes of these calculations, however, the options are not included because they had exercise prices above Mattersight’s closing stock price of $4.97 on December 31, 2012 (the last business day of the year) and are therefore valued at $0.

PRINCIPAL ACCOUNTING FEES AND SERVICES

For fiscal years 2012 and 2011, fees for services provided by Grant Thornton LLP (“Grant Thornton”) were as described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees paid to Grant Thornton for the 2012 and 2011 fiscal years were $349,000 and $384,000, respectively. Of the total audit fees paid in fiscal year 2012, $338,000 was for professional services rendered for the audits of the consolidated financial statements of Mattersight and internal controls of Mattersight and $11,000 was for statutory audit work for Mattersight affiliates in non-U.S. jurisdictions.

Audit-Related Fees

The audit-related fees for accounting consultations paid to Grant Thornton for the 2012 and 2011 fiscal years were $7,000 and $35,000, respectively. Audit-related fees include fees for assurance and related services traditionally performed by Grant Thornton that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading, including any due diligence related to mergers and acquisitions, accounting consultations, and audits in connection with acquisitions. In 2012 and 2011, audit-related fees primarily consisted of fees for the review of financial information related to our 2011 divestiture.

Tax Fees

For fiscal year 2012, Grant Thornton was paid $115,000 in tax fees. For fiscal year 2011, Grant Thornton was paid $151,000 in tax fees. Tax fees include all services performed by professional staff in Grant Thornton except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities. In 2012 and 2011, tax fees consisted of fees related to tax compliance, tax planning, and tax advice.

All Other Fees

No fees other than those described above were paid to Grant Thornton for fiscal years 2012 or 2011.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to Mattersight by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee, covers a period of at least two years, and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval and the fees for the services performed to-date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to Mattersight by Grant Thornton during 2012 and 2011 were pre-approved by the Audit Committee in accordance with this policy. Specifically, the Audit Committee pre-approved Grant Thornton’s provision of audit services for 2012 and 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with Mattersight’s management and Grant Thornton the audited financial statements of Mattersight contained in Mattersight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Mattersight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013.

John C. Staley, Chair

John T. Kohler

David B. Mullen

Michael J. Murray

PROPOSAL #2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton acted as independent public accountants for Mattersight for 2012. The Audit Committee appointed Grant Thornton as independent public accountants for Mattersight to audit Mattersight’s consolidated financial statements for 2013.

Mattersight has been advised that representatives of Grant Thornton will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification of Independent Public Accountants

The ratification of the appointment of Grant Thornton as our independent public accountants will require the affirmative vote of holders of a majority of shares of Mattersight Stock outstanding and entitled to vote and present at the Annual Meeting.

Recommendation of Our Board of Directors

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS MATTERSIGHT’S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL #3: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Certificate of Incorporation divides our board of directors into three classes of directors, designated as Class I, Class II, and Class III, with terms of three years each. Generally, absent the earlier resignation or removal of a director, the terms of these classes are staggered so that one class stands for re-election at each annual meeting of stockholders. The current terms of our director classes expire as follows: the Class I director term expires at the 2015 annual meeting of stockholders; the Class II director term expires at this Annual Meeting; and the Class III director term expires at the 2014 annual meeting of stockholders.

Our board of directors has approved and declared advisable an amendment to our Certificate of Incorporation (the “Charter Amendment”) to Article IX(D) to declassify our board of directors and institute annual voting for each director to serve a one-year term beginning with this Annual Meeting. Additionally, if the board ceases to be classified, Delaware General Corporation Law Section 141(k) requires that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Accordingly, the Charter Amendment includes an amendment to Article IX(F) of our Certificate of Incorporation to reflect the stockholders’ ability to remove directors on a declassified board with or without cause. The form of Charter Amendment, which is subject to stockholder approval, is set forth in Appendix A to this Proxy Statement. Our board of directors also has approved, subject to the Charter Amendment becoming effective, certain conforming amendments to our By-Laws (the “By-Law Amendment”) to remove references to a classified Board and to reflect stockholders’ ability to remove directors on a declassified board with or without cause.

Our board of directors recommends that stockholders support board declassification and approve the Charter Amendment. Declassification of our board of directors would further our goal of ensuring that our corporate governance policies maximize board accountability to stockholders and would allow stockholders the opportunity each year to register their views on the composition of our board of directors.

If stockholders approve the Charter Amendment, the board shall be immediately declassified at this Annual Meeting. In order to effectuate an immediate declassification, each of the two incumbent Class I directors and three incumbent Class III directors whose terms do not expire at this Annual Meeting has agreed to resign from his current three-year term, effective upon filing of the Charter Amendment, and to stand for election to a new one-year term. All eight members of our board of directors will therefore stand for election to a one-year term at the Annual Meeting. Additionally, the By-Law Amendment will also become effective.

If stockholders do not approve the Charter Amendment, the election of our three Class II director nominees to a three-year term will proceed under the Certificate of Incorporation as currently in effect, our Class I and Class III directors will continue to serve the remainder of their respective three-year terms, and the By-Law Amendment will not become effective.

If approved and adopted by stockholders, the Charter Amendment will be filed with the Secretary of State of the State of Delaware immediately following certification of the voting results and will be in effect immediately upon such filing.

Vote Required for Approval of Amendment to Certificate of Incorporation

The approval of the amendment to our Certificate of Incorporation will require the affirmative vote of holders of 80% of the shares of Mattersight Stock outstanding and entitled to vote as of the Record Date.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION ELIMINATING THE CLASSIFICATION OF OUR BOARD OF DIRECTORS.

PROPOSAL #4: RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE-BASED AWARDS

UNDER THE MATTERSIGHT CORPORATION 1999 STOCK INCENTIVE PLAN

We are asking our stockholders to re-approve the material terms for performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan (the “1999 Plan”), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). At the 2008 annual meeting of stockholders, the stockholders approved an amendment and restatement of the 1999 Plan, which provides incentive award opportunities to our officers, other employees, and non-employee directors. With this proposal, we are not asking for additional shares and we are not amending or altering the 1999 Plan in any way.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and the three other highest compensated officers (other than the chief financial officer) (collectively, the “covered employees”), unless such compensation qualifies as “performance-based compensation” under the Code. To qualify as “performance-based compensation”, various requirements must be satisfied, including:

•	the compensation must be paid based upon the attainment of objective performance goals established by a committee of independent board members; and

•

stockholders must reapprove the material terms for the performance-based awards every five years when, as with certain performance-based awards under the 1999 Plan, the Compensation Committee has the ability to change targets of performance goals from year to year.

The Compensation Committee, which is comprised of independent directors, administers the 1999 Plan and is responsible for selecting the 1999 Plan’s participants, establishing the performance goals, certifying the results of the performance goals and approving payouts under the 1999 Plan. The goals established by the Compensation Committee must be based upon performance criteria approved by stockholders.

The 1999 Plan provides for the grant of (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options; (ii) Stock Appreciation Rights or “SARs” in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Bonus Stock; (iv) Restricted Stock Units or “RSUs”; (v) Performance Shares; and (vi) Performance Units. Performance shares entitle the participant to a payment in the form of shares of Common Stock, which may be restricted stock, upon the attainment of specified performance measures within a specified performance period designated by the Compensation Committee. The Compensation Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a performance share award. In addition, the vesting of restricted stock awards or restricted stock units granted under the 1999 Plan may, in the discretion of the Compensation Committee, be subject to the satisfaction of performance criteria.

Performance Goals

For purposes of Section 162(m), the material terms of the performance-based awards include (i) the participants eligible to receive compensation under the 1999 Plan, (ii) the maximum award that can be paid under the performance goal, and (iii) a description of the performance criteria on which the performance goal is based. Each of these aspects of the 1999 Plan is discussed below.

Eligible Participants. Participants in the 1999 Stock Incentive Plan consist of those directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents of the Company and its subsidiaries, as the Compensation Committee selects from time to time. A “subsidiary” is generally defined as any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain, owns 50% or more of the voting stock in one of the other corporations in such chain. The Compensation Committee has the authority to select, from among the persons eligible for awards, the individuals to whom awards will be granted and the type and amount of each award.

Award Limits. Under the 1999 Plan, the maximum number of shares and share equivalent units that may be granted during any fiscal year to any one participant under all types of 1999 Plan awards is 500,000. In addition, the maximum number of shares that may be issued through options intended to be incentive stock options during the entire life of the 1999 Plan is 1,034,000.

Performance Criteria. Performance criteria, established by the Compensation Committee and approved by the Company’s stockholders, shall be satisfied or met: (i) as a condition to the exercisability of all or a portion of an Option, SAR, RSU, or Performance Unit; (ii) as a condition to the grant of a Stock Award or RSUs; or (iii) during the applicable restriction period or performance period, as a condition to the holder’s receipt, in the case of a Stock Award or RSUs, of the shares of Common Stock or share-equivalent units subject to such award, or, in the case of a Performance Share Award or Performance Units, of the shares of Common Stock or share-equivalent units subject to such award and/or of payment with respect to such award. The performance measure(s) to be used for purposes of awards designed to qualify for the performance-based exception from the tax-deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder (the “Performance-Based Exception”) will be chosen from among the following alternatives:

(a)	net earnings;

(b)	operating earnings or income;

(c)	earnings growth;

(d)	services revenue growth;

(e)	net income (absolute or competitive growth rates comparative);

(f)	net income applicable to Common Stock;

(g)	income statement performance;

(h)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i)	earnings per share of Common Stock;

(j)	return on stockholders equity (absolute or peer-group comparative);

(k)	stock price (absolute or peer-group comparative);

(l)	absolute and/or relative return on Common Stockholders equity;

(m)	absolute and/or relative return on capital;

(n)	absolute and/or relative return on assets;

(o)	economic value added (income in excess of cost of capital);

(p)	customer satisfaction;

(q)	client growth;

(r)	enhancement of functionality of technology;

(s)	managed backlog growth;

(t)	development of infrastructure and teams within the Company;

(u)	expense reduction; and

(v)	ratio of operating expenses to operating revenues.

The Compensation Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events.

If Section 162(m) of the Code or other applicable tax or securities laws change to allow the Compensation Committee discretion to change the types of performance measures without obtaining stockholder approval, then the Compensation Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Compensation Committee determines it is advisable to grant awards that will not qualify for the Performance-Based Exception, the Committee may grant awards that do not so qualify.

General

If the stockholders approve this Proposal, then performance-based awards may be made under the 1999 Plan to the covered employees which, assuming other conditions are met, are eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore would be tax deductible to us. The Compensation Committee may also choose to award compensation under the 1999 Plan that is not designed to be tax deductible to us. If the stockholders do not approve this Proposal, then the Compensation Committee will review our executive compensation program and the granting of performance-based awards in light of such vote and the principles described in the section entitled “Compensation Discussion and Analysis.”

The foregoing description addresses limited aspects of the 1999 Plan, primarily the material terms of the performance-based awards, including the list of permissible business criteria for performance objectives, that may apply to grants of qualified performance awards. This description is qualified in its entirety by the full text of the 1999 Plan, which is attached as Appendix B to this Proxy Statement.

Plan Benefits

As discussed above, performance-based awards may be granted under the 1999 Plan in the Compensation Committee’s discretion. Therefore, amounts of future awards are not currently determinable. The benefits awarded or paid to our named executive officers under the 1999 Plan for the three most recently completed fiscal years are disclosed under the columns “Stock Awards” and “Option Awards” in the “2012 Summary Compensation Table” on page 30.

Vote Required for Re-Approval of Material Terms of Performance-Based Awards under the Mattersight Corporation 1999 Stock Incentive Plan

The affirmative vote of the holders of a majority of the Company’s shares present at the annual meeting in person or by proxy and entitled to vote on this Proposal is required to approve this Proposal.

Recommendation of Our Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL #4, RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE-BASED AWARDS UNDER THE MATTERSIGHT CORPORATION 1999 STOCK INCENTIVE PLAN.

Equity Compensation Plan Information

The following table shows, as of December 31, 2012, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in column (1) (2)
Equity compensation plans approved by security holders	1,766,236	$9.03	1,086,444	(3)
Equity compensation plans not approved by security holders(4)	—	$—	—
Total	1,766,236	$9.03	1,086,444	(5)

(1)	Reflects number of shares of Common Stock.
(2)

All of the securities available for future issuance listed herein may be issued other than upon the exercise of outstanding options, warrants, or similar rights. All of these shares are available for award in the form of restricted stock, bonus stock, or similar awards under the Company’s applicable equity compensation plans.

(3)

The Company’s plan that has been approved by its stockholders is the 1999 Plan, which includes an “automatic increase” feature whereby, as of the first day of each fiscal year, the number of shares of Common Stock available for awards, other than incentive stock options, automatically increases by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding.

(4)	There are currently no equity compensation plans that have not been approved by security holders.
(5)

Does not include (i) shares of restricted Common Stock held by employees, of which 821,363 shares were issued and outstanding as of December 31, 2012, which are included in the amount of issued and outstanding shares.

OTHER BUSINESS

Our board of directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters arise that are properly presented and require a vote of Mattersight stockholders, the persons named as proxies on the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of Mattersight.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014

Deadline for Inclusion in Proxy Statement

Any stockholder proposal to be considered by Mattersight for inclusion in the Proxy Statement and form of proxy for next year’s annual meeting of stockholders must be received by Mattersight’s Corporate Secretary at its principal executive offices, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, no later than December 5, 2013 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with the advance notice procedures set forth in Mattersight’s By-Laws in order to be brought properly before that annual stockholders’ meeting. In addition, with respect to any such stockholder proposals, Mattersight may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to Mattersight in accordance with such By-Law procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to Mattersight’s Corporate Secretary not less than 75 days or more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year’s annual meeting of stockholders, the written notice must be received no earlier than February 5, 2014 and no later than March 2, 2014.

In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of Mattersight at the address specified on the first page of this Proxy Statement.

If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, then such business will not be transacted or such defective nomination will not be accepted.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by Mattersight. In addition to soliciting proxies through the mail, certain employees of Mattersight may solicit proxies in person, by facsimile, or by telephone, without additional compensation. As is customary, Mattersight will, upon request, reimburse brokers, banks, custodians, and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of Mattersight shares.

The SEC’s rules permit Mattersight to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, Mattersight may deliver only one set of proxy materials to multiple stockholders who share an address. Mattersight agrees to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, please contact Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 W. Wacker Drive, Chicago, Illinois 60606 or call 877-235-6925.

Your vote is important. Please submit your proxy with voting instructions by telephone or through the Internet by following the instructions provided as soon as possible or complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ Christine R. Carsen
Christine R. Carsen, Vice President, General Counsel and Corporate Secretary

We will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 14, 2013, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

APPENDIX A

AMENDMENT TO CERTIFICATE OF INCORPORATION

If approved by stockholders, ARTICLE IX(D) and ARTICLE IX(F) of the Certificate of Incorporation of Mattersight Corporation would be amended as follows, with deletions indicated by strike-throughs and additions indicated by bold and underlining:

(D) ~~The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 2000 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 2001 annual meeting of stockholders, and Class III directors shall be initially elected for a term expiring at the 2002 annual meeting of stockholders. Members of each class shall hold office until their successors are duly elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of d~~Directors ~~whose term expires at that meeting~~ shall be elected by a plurality of the votes of the shares of Voting Stock present in person or represented by proxy ~~at such meeting~~ and entitled to vote on the election of directors and shall hold office for a term expiring on the date of the next~~at~~ the annual meeting of stockholders ~~held in the third year~~ following ~~the year of~~ their election, and until their successors are duly elected and qualified, subject to death, resignation or removal from office.

(F) Subject to the rights of the holders of any series of Preferred Stock, any or all directors may be removed from office at any time, ~~but only for~~with or without cause ~~and only~~ by the affirmative vote of ~~the holders of at least 80 percent~~a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

APPENDIX B

MATTERSIGHT CORPORATION

1999 STOCK INCENTIVE PLAN

(as Amended and Restated as of May 15, 2008)

I. INTRODUCTION

1.1 Purposes. The purposes of the 1999 Stock Incentive Plan (the “Plan”) of Mattersight Corporation, a Delaware corporation (the “Company”), are to: (i) align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean a finding by the Committee of the Participant’s: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties; (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties; or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from the Participant’s superiors or the Board. Notwithstanding any provision of the Plan or any employment, severance or other agreement, “Cause” shall include any violation by the Participant, during or after the Participant’s service, of a non-competition, non-solicitation, non-disclosure or other restrictive covenant applicable to the Participant in any employment, severance or other agreement with any of the Company Parties.

“Change in Control” shall have the meaning set forth in Section 6.12(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean: (i) prior to the date that the Company shall become a separate publicly held corporation for purposes of Section 162(m) of the Code, the Committee under the Technology Solutions Company 1996 Stock Incentive Plan; and (ii) on or after such date, one or more committees of the Board that have been designated by the Board to carry out certain respective actions under this Plan on behalf of the Board, subject to the limitations provided by the Board in any such designations; provided, however, that where necessary for compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or where the Board deems it to be advisable for any reason whatsoever, such committee will consist of two or more members of the Board, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and provided further, that where the grant of an award is being made to any person who at the time of the grant is a “covered employee,” or who is then believed likely to be a “covered employee” at any time during the period an award hereunder to such person would be outstanding, and where necessary for such grant to qualify as performance based compensation under the provisions of Section 162(m) of the Code, such committee will consist of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding any such committee designations, the Board retains the right to assume full authority to administer the Plan in all respects hereunder pursuant to Section 1.3 hereof.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

“Company” shall have the meaning set forth in Section 1.1.

“Company Parties” means, collectively and without duplication, the Company and any of its Subsidiaries.

“Disability” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company’s long-term disability Plan (as in effect as of the date of the Participant’s termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such Plan), as determined by the Company in its sole discretion.

“Effective Date” shall have the meaning set forth in Section 6.5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported by The NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date that such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date that transactions were reported; provided, however, that if: (i) the determination date occurs prior to the initial date that shares of Common Stock are traded on The NASDAQ Stock Market or a national securities exchange; or (ii) the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean a SAR that is not issued in tandem with, or by reference to, an option and that entitles the holder thereof to receive, upon exercise, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated as an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 6.12(b)(2) hereof.

“Mature Shares” shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and that such holder has held for at least six months.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary; provided, however, that prior to the Reference Date, “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company, TSC, any subsidiary of TSC or any Subsidiary.

“Non-Statutory Stock Option” shall mean a stock option that is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Outstanding Voting Securities” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Participants” shall have the meaning set forth in Section 1.4 hereof.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder.

“Performance Measures” shall mean the criteria and objectives, established by the Committee and approved by the Company’s stockholders, that shall be satisfied or met: (i) as a condition to the exercisability of all or a portion of an option, SAR, RSU, or Performance Unit; (ii) as a condition to the grant of a Stock Award or RSUs; or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or RSUs, of the shares of Common Stock or share equivalent units subject to such award, or, in the case of a Performance Share Award or Performance Units, of the shares of Common Stock or share equivalent units subject to such award and/or of payment with respect to such award. Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this paragraph, the performance measure(s) to be used for purposes of awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) services revenue growth;

(e) net income (absolute or competitive growth rates comparative);

(f) net income applicable to Common Stock;

(g) income statement performance;

(h) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i) earnings per share of Common Stock;

(j) return on stockholders equity (absolute or peer-group comparative);

(k) stock price (absolute or peer-group comparative);

(l) absolute and/or relative return on Common stockholders equity;

(m) absolute and/or relative return on capital;

(n) absolute and/or relative return on assets;

(o) economic value added (income in excess of cost of capital);

(p) customer satisfaction;

(q) client growth;

(r) enhancement of functionality of technology;

(s) managed backlog growth;

(t) development of infrastructure and teams within the Company;

(u) expense reduction; and

(v) ratio of operating expenses to operating revenues.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events.

If Section 162(m) of the Code or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant awards that will not qualify for the Performance-Based Exception, the Committee may grant awards that do not so qualify.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award or Performance Units shall be measured.

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Unit” shall mean an award with an initial value established by the Committee at the time of grant that is based on the Participant’s attainment of specified performance objectives.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Reference Date” shall mean the initial date that the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Units” or “RSUs” shall mean a notional account established pursuant to an award granted to a Participant, as described in Article III, that is: (a) credited with amounts equal to Shares; (b) subject to restrictions; and (c) payable in cash or shares of Common Stock.

“Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award or share equivalent units subject to RSUs may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

“SAR” shall mean a stock appreciation right that may be a Free-Standing SAR or a Tandem SAR.

“Spin-Off” shall mean a pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

“Stock Award” shall mean a Restricted Stock Award or Bonus Stock Award.

“Subsidiary” shall mean any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Options” shall have the meaning set forth in Section 2.4.

“Tandem SAR” shall mean a SAR that is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), that entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, that is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.9.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“TSC” shall mean Technology Solutions Company, a Delaware corporation, and its successors.

“TSC Options” shall have the meaning set forth in Section 2.4.

1.3 Administration. This Plan shall be administered by the Committee, pursuant to and subject to the terms of the Board’s designation thereof and delegation thereto in accordance with Section 1.2 hereof. The Board or the Committee may delegate some or all of their authority under the Plan to officers or employees of the Company or other persons, as permitted by law and to the extent otherwise consistent with the terms of the Plan. Notwithstanding any such Board or Committee designation or delegation, the Board retains the right to assume full authority to administer the Plan in all respects hereunder. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Bonus Stock; (iv) RSUs; (v) Performance Shares; and (vi) Performance Units. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, RSUs, or Performance Units, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board or, if applicable, the Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that: (i) any or all outstanding options or SARs shall become exercisable in part or in full; (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or RSUs shall lapse; (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse; and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award or RSUs (if any) and to any outstanding Performance Share Award or Performance Units shall be deemed to be satisfied at the maximum or any other level. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, other key employees, consultants, independent contractors and agents of the Company and its Subsidiaries and, prior to the Spin-Off, directors, officers and other key employees of TSC and its subsidiaries, as the Committee in its sole discretion may select from time to time and such other persons receiving Substitute Options (collectively, “Participants”). For purposes of this Plan, references to employment shall also mean service as a director or pursuant to an agency or independent contractor relationship, and references to employment by the Company shall also mean employment by a Subsidiary or such other employer designated in the Agreement evidencing the award. Notwithstanding the preceding sentence, in the case of: (i) options granted hereunder prior to the Reference Date; and (ii) Substitute Options, references to employment with the Company shall include all employment with TSC or any of its subsidiaries. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Without limiting their eligibility for discretionary awards under the Plan, as described above, Non-Employee Directors of the Company shall be eligible to participate in this Plan in accordance with Article V. Notwithstanding anything contained herein to the contrary, no person other than an employee of the Company or a Subsidiary may be granted an Incentive Stock Option hereunder.

1.5 Shares Available. Subject to adjustment as provided in Section 6.11, the total number of shares of Common Stock initially available for all grants of awards over the term of the Plan, other than Substitute Options, was 534,000. As of the first day of each fiscal year of the Company beginning on or after January 1, 2000, the total number of shares of Common Stock available for all grants under this Plan, other than Incentive Stock Options, shall automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. Effective upon approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders), the maximum number of shares of Common Stock authorized for all grants of awards under this Plan, subject to adjustment as provided in Section 6.11, is 6,386,097 including a total of: i) 3,113,341 shares that became available on the first day of fiscal years 2000-2008 pursuant to the automatic increase feature contained in the Plan as noted above; ii) 738,756 shares initially made available pursuant to the Substitute Options granted in connection with the Spin-Off; iii) 500,000 shares that became available pursuant to an amendment to the Plan that was approved by the Company’s stockholders at the Company’s 2002 Annual Meeting of Stockholders; and iv) 534,000 shares initially available for issuance under the Plan. If approved, a maximum of 1,034,000 shares will be available for grants of Incentive Stock Options.

To the extent that shares of Common Stock subject to an outstanding option granted hereunder (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award, RSU, Performance Share, or other award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock or share equivalent units with respect to which options, SARs, Stock Awards, RSUs, Performance Share Awards, Performance Units, or a combination thereof, may be granted to any person during: (i) the 1999 fiscal year shall be 75,000; and (ii) any other fiscal year of the Company shall be 500,000, subject to adjustment as provided in Section 6.11.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is granted to a person other than an employee of the Company or a Subsidiary or that is otherwise not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other Plan of the Company (or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided further, that if an exercise of a Non-Statutory Stock Option would violate applicable securities laws, the Non-Statutory Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised: (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.14.

(c) Method of Exercise. A Tandem SAR may be exercised: i) by giving written notice to the Company specifying the number of whole SARs that are being exercised; (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR; and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised: (i) by giving written notice to the Company specifying the whole number of SARs that are being exercised; and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. Subject to Section 1.4, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

2.4 Substitute Awards. In the event of a Spin-Off, the Committee shall be authorized to grant substitute options (“Substitute Options”) to purchase Common Stock, in accordance with the terms hereof, to holders of options to acquire Common Stock of TSC (“TSC Options”). The number of shares of Common Stock subject to Substitute Options shall be determined as follows:

(a) eLoyalty Employees and Directors. A Substitute Option shall be granted to each holder of a TSC Option who, immediately after the Spin-Off, is an employee or director of the Company (but who is not also a director of TSC). The number of shares of Common Stock subject to such Substitute Option shall be determined by multiplying the number of shares subject to the TSC Option to which such Substitute Option relates by a ratio, the numerator of which is the trading price of a share of TSC Common Stock, traded “regular way,” and the denominator of which is the trading price of a share of Common Stock, traded on a “when-issued” basis, in each case over a fixed period of time determined by the Committee on or around the record date of the Spin-Off.

(b) Other TSC Option Holders. A Substitute Option shall be granted to each holder of a nonqualified TSC Option granted prior to June 22, 1999 who, immediately after the Spin-Off, is either: (i) an employee or director of TSC; or (ii) an employee or director of neither TSC nor the Company. The number of shares of Common Stock subject to such Substitute Option shall equal the number of shares of Common Stock that would be distributed in the Spin-Off with respect to a number of shares of TSC Common Stock equal to the number of shares subject to the TSC Option to which such Substitute Option relates immediately prior to the Spin-Off.

The Committee shall determine the exercise price of each Substitute Option in a manner that preserves the economic value of the TSC Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, such Substitute Option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and, subject to Section 1.4, the rules in the event of termination of employment, shall be the same as those of the TSC Option to which the Substitute Option relates.

Pursuant to its authority provided under this Section, the Committee granted a total of 738,756 shares of Substitute Options in connection with the spin-off of eLoyalty from TSC on February 15, 2000.

III. STOCK AWARDS AND RESTRICTED STOCK UNITS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards and/or RSUs to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards and RSUs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award, the number of share equivalent units subject to RSUs, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or RSUs shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or RSUs shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock or share equivalent units subject to such award: (i) if specified Performance Measures are satisfied or met during the specified Restriction Period; or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock or share equivalent units subject to such award: (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period; or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 6.10, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.9, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights with Respect to Restricted Stock Units. During the Restriction Period, Participants awarded RSUs hereunder will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional share equivalent units, upon such terms as the Committee establishes. The Board or Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

(f) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award or Performance Shares, or share equivalent units subject to RSUs, granted to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $2,000,000: (i) at the time of grant in the case of a Stock Award, Performance Shares, or RSUs granted upon the attainment of Performance Measures; or (ii) in the case of a Restricted Stock Award, Performance Shares, or RSUs with Performance Measures that shall be satisfied or met as a condition to the holder’s receipt of the shares of Common Stock or share equivalent units subject to such award, on the earlier of: (x) the date on which the Performance Measures are satisfied or met; and (y) the date the holder makes an election under Section 83(b) of the Code.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or RSUs, or any cancellation or forfeiture of such Restricted Stock Award or RSUs upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award or RSUs, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award or RSUs.

IV. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNITS

4.1 Performance Share Awards and Performance Units. The Committee may, in its discretion, grant Performance Share Awards or Performance Units to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Share Awards and Performance Units. Performance Share Awards and Performance Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Units and Performance Measures. The number of Performance Shares or share equivalent units subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award or Performance Units shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award: (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof; and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.14.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award or Performance Units, or any cancellation or forfeiture of such Performance Share Award or Performance Units upon a termination of employment with the Company of the holder of such Performance Share Award or Performance Units, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award or Performance Units.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V (“Automatic Non-Employee Director’s Options”) shall constitute Non-Statutory Stock Options. Notwithstanding anything to the contrary herein, any Non-Employee Director who was granted an option pursuant to Section 2.1 hereof on or around July 1, 1999 shall not be eligible to receive Automatic Non-Employee Director’s Options hereunder.

5.2 Grants of Stock Options. Except as provided otherwise in Section 5.1, each Non-Employee Director shall be granted Automatic Non-Employee Director’s Options as follows:

(a) Automatic Initial Grant of Options. Each person who becomes a Non-Employee Director shall be automatically awarded and issued on the date of his or her first election to the Board, without further action of the Board or the Committee, an Automatic Non-Employee Director’s Option to purchase 50,000 shares of Common Stock. An option described in this Section 5.2(a) shall hereinafter be referred to as an “Initial Grant.”

(b) Automatic Annual Grant of Options. On the day immediately following the date of each annual meeting of stockholders of the Company (the “Current Annual Meeting”), beginning with the annual meeting that occurs in 2008, each Non-Employee Director (other than a Non-Employee Director who received an Initial Grant at the Current Annual Meeting) shall be automatically awarded and issued on such date, without further action of the Board or the Committee, an Automatic Non-Employee Director’s Option to purchase 5,000 shares of Common Stock (an “Annual Grant”); provided that in the case of an Annual Grant to a Non-Employee Director who received an Initial Grant within the twelve-month period ending on the date of the Current Annual Meeting, the number of shares subject to such Annual Grant shall be 5,000 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the day after the date of such Initial Grant and ending on the day of the Current Annual Meeting, and the denominator of which is 365.

(c) Option Price. The purchase price per share of Common Stock subject to each Automatic Non-Employee Director’s Option shall be 100 percent of the Fair Market Value of a share of Common Stock on the date such option is granted.

(d) Exercisability. Except as otherwise provided herein, each Automatic Non-Employee Director’s Option shall not be exercisable until the last day of the calendar month following the calendar month in which such option is granted (the “Initial Date of Exercisability”); provided that, each Initial Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 47 calendar months following the Initial Date of Exercisability with respect to 1/48 of the shares of Common Stock subject to the Initial Grant on the date of its grant. Each Annual Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 11 calendar months following the Initial Date of Exercisability with respect to one-twelfth of the shares of Common Stock subject to such Annual Grant on the date of its grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Automatic Non-Employee Director’s Options shall be exercisable in accordance with Section 2.1(c).

(e) Options Granted Prior to Reference Date. Notwithstanding Section 5.2(d), no option granted prior to the Reference Date pursuant to this Article V shall be exercisable until the Reference Date, at which time such option shall become exercisable for the same number of shares for which such option would have been exercisable under Section 5.2(d) as of the Reference Date. Such option shall thereafter continue to become exercisable in accordance with Section 5.2(d). The number of shares of Common Stock subject to each such option, and the exercise price thereof, shall be adjusted in accordance with the Agreement setting forth the terms of such option.

5.3 Option Period and Termination of Directorship.

(a) Term and Termination of Option. The maximum term of each Automatic Non-Employee Director’s Option shall be the date that is 10 years after the date that it was granted, or such earlier date specified in such Non-Employee Director’s award Agreement (the “Expiration Date”). Each Automatic Non-Employee Director’s Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Article V, on its Expiration Date. In no event may an Automatic Non-Employee Director’s Option be exercised, in whole or in part, after it terminates.

(b) Termination of Directorship Other than by Death, Disability or Retirement. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company for any reason other than death, Disability, or “Retirement” (as defined in Section 5.3(e)), the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such holder’s ceasing to be a director and may thereafter be exercised for a period of five years from the effective date of such holder’s ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(c) Death. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of death, the option shall become exercisable as of the date of death with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(d) Disability. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of Disability, the option shall become exercisable as of the effective date of such holder’s ceasing to be a director with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of five years from the effective date of such holder’s ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety. For purposes of this Article V, “Disability” shall mean the inability of an individual to fully perform the duties of a director of the Company for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.

(e) Retirement. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of retirement after such holder has completed five years of service as a director of the Company and is at least 55 years of age (“Retirement”), the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such Retirement, and may thereafter be exercised for a period of five years from the effective date of such Retirement or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(f) Death After Termination of Directorship. If the holder of an Automatic Non-Employee Director’s Option dies after ceasing to be a director of the Company, the option shall be exercisable only to the extent that it is exercisable on the date of such holder’s death and may thereafter be exercised only for that period of time for which the option is exercisable immediately prior to the holder’s death pursuant to Sections 5.3(b) through (e).

VI. GENERAL

6.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

6.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

6.3 Requirements of Law. The granting of awards and the issuance of shares of Common Stock or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

6.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

6.5 Effective Date and Term of Plan. The effective date for purposes of this amendment and restatement of the Plan shall be the date of approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders on May 15, 2008) (the “Effective Date”). This Plan was initially adopted by the Board and approved by the stockholders effective June 22, 1999. This Plan shall terminate ten years after its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.6 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.17), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.7 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. A copy of such document shall be provided to the recipient, and the Committee may, but need not, require that the recipient sign a copy of such document. Such document is referred to in the Plan as an “Agreement” regardless of whether any recipient signature is required.

6.8 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the first sentence of this Section 6.8, or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, other than as permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, such award and all rights thereunder shall immediately become null and void.

6.9 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that: (i) the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in the minimum amount necessary to satisfy any such obligation; or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash that would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (D) in the case of the exercise of any option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.10 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.11 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price per security, the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Article V, the terms of each outstanding SAR or RSU, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share Award, Performance Units, or any other applicable award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being: (a) available under this Plan, such fractional security shall be disregarded; or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying: (i) the fraction of such security (rounded to the nearest hundredth) by; (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award. If any such adjustment provided for in this Section 6.11 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of Incentive Stock Options will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such option within the meaning of Section 409A or 424 of the Code, the Committee may elect that such adjustment not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee in its sole discretion will deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 409A or 424 of the Code) of such Incentive Stock Option.

6.12 Change in Control.

(a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

(i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option;

(ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR;

(iii) in the case of a Restricted Stock Award, RSUs, or a Performance Award, the number of shares of Common Stock or share equivalent units or the number of Performance Shares or share equivalent units, as the case may be, then subject to such award, multiplied by the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in the Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control; and

(iv) in the case of Performance Units, the number of Performance Units multiplied by the per unit value of each Performance Unit.

In the event of a Change in Control in which options are cancelled, each Tandem SAR related to a cancelled option shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

In the event of a Change in Control, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR shall be appropriately adjusted by the Committee.

(b) Prior to the consummation of a Spin-Off, “Change in Control” shall mean any event, other than a Spin-Off, after which TSC is the beneficial owner of less than a majority of the Outstanding Voting Securities. After the consummation of a Spin-Off, “Change in Control” shall mean one or more of the following events:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by a corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.12(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date of the Spin-Off constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the Spin-Off whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(c)(1) With respect to any optionee who is subject to Section 16 of the Exchange Act, notwithstanding the exercise period contained in any Agreement to which such optionee is a party and notwithstanding the expiration date of the term of such option (other than an Incentive Stock Option), in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a “Pooling Transaction”) or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of: (x) the expiration date of the term of the option; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

(2) With respect to any holder of a SAR (other than a SAR that may be settled only for cash) who is subject to Section 16 of the Exchange Act, notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of such SAR (other than a Tandem SAR that is related to an Incentive Stock Option), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of: (x) the expiration date of the term of such SAR; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such holder many not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.13 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, TSC, or any of their subsidiaries or affiliates or affect in any manner the right of the Company, TSC, or any of their subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

6.14 Rights as Stockholder. Except as otherwise specified in the Plan, no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.15 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of shares of Common Stock not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

6.16 Waiver of Jury Trial. Each Participant hereby waives any respective right to a jury trial of any permitted claim or cause of action arising out of this Plan or any dealings between the Participant and the Company Parties relating to the subject matter of the Plan. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Plan, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to the Plan.

6.17 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

VII. DEFERRALS AND SECTION 409A

7.1 Purpose. As provided in an Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Common Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with this Article VII.

7.2 Initial Deferral Elections. The deferral of an award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an award.

(e) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A of the Code.

7.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in Section 409A of the Code;

(d) a “change in control,” as defined in Section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in Section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in Section 409A of the Code or, in the case of a “specified employee” (as defined in Section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under Section 409A of the Code and the regulations and guidance thereunder.

7.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would: (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

7.5 Redeferrals. The Company, in its discretion, may permit an Employee to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as: (i) such election may not take effect until at least 12 months after the election is made; (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made; and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

7.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the: (i) the end of the calendar year of the termination; (ii) the calendar year in which such payments are fully vested; or (iii) the first calendar year in which such payment is administratively practicable.

7.7. Interpretation and Section 409A Payments. Any award under the Plan is intended either: (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A; or (ii) to comply with Section 409A of the Code, and shall be administered in a manner consistent with such intent. For purposes of Section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

MATTERSIGHT CORPORATION BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M54611-P36052 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

MATTERSIGHT CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following in connection with Proposal #1: Election of Directors		☐	☐	☐

1.   If Proposal #3 to declassify the Board of Directors is approved, to elect the eight Directors nominated by the Board of Directors. If Proposal #3 to declassify the Board of Directors is not approved, to elect the three Class II Directors, listed as nominees numbered 6-8 (and not the director nominees numbered 1-5) for terms expiring at the 2016 Annual Meeting of Stockholders.

Nominees:
01)	Kelly Conway 05) Michael J. Murray
02)	Tench Coxe 06) Philip R. Dur
03)	John T. Kohler 07) Henry J. Feinberg
04)	David B. Mullen 08) John C. Staley

The Board of Directors recommends you vote FOR Proposal #2: Ratification of Independent Public Accounts						For	Against	Abstain
2. To ratify the appointment of Grant Thornton, LLP as the Company’s independent public accountants for the fiscal year 2013.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:
3. To amend the Company’s Certificate of Incorporation to declassify the Board of Directors.						☐	☐	☐

4. To re-approve the material terms of performance-based awards under the Mattersight Corporation 1999 Stock Incentive Plan.						☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no directions are given, this proxy will be voted “FOR ALL” nominees for the Board of Directors on Proposal #1 (nominees numbered 1-8 if Proposal #3 is approved and nominees 6-8 only if Proposal #3 is not approved), and “FOR” Proposals #2, 3, and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M54612-P36052

MATTERSIGHT CORPORATION

Annual Meeting of Stockholders

May 16, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) KELLY D. CONWAY, MICHAEL J. MURRAY, and JOHN C. STALEY, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (1) Mattersight Common Stock, par value $0.01 per share, and (2) Mattersight 7% Series B Convertible Preferred Stock, par value $0.01 per share, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 16, 2013, at the Hilton Rosemont, 5550 North River Road, Rosemont, Illinois 60018, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS ON PROPOSAL #1 (NOMINEES NUMBERED 1-8 IF PROPOSAL #3 IS APPROVED AND NOMINEES 6-8 ONLY IF PROPOSAL #3 IS NOT APPROVED), AND “FOR” PROPOSALS #2, 3, AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE INSTRUCTIONS PROVIDED.

Continued and to be signed on reverse side